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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NASH-FINCH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NASH FINCH COMPANY
7600 France Avenue South
Edina, Minnesota 55435

Notice of the Annual Meeting of Stockholders
Hotel Sofitel Minneapolis
5601 West 78th Street, Bloomington, Minnesota 55439
May 14, 2002

        The 2002 Annual Meeting of Stockholders of Nash Finch Company will be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at the address shown above for the following purposes:

  1.
  To elect three directors to serve for three-year terms;

  2.
  To consider and act upon a proposal to amend our Restated Certificate of Incorporation to increase the number of shares of common stock, par value $1.66 2/3 per share, that we are authorized to issue from 25,000,000 shares to 50,000,000 shares;

  3.
  To consider and act upon a proposal to amend the terms of the Nash Finch 2000 Stock Incentive Plan, including an amendment to increase the number of shares reserved for issuance under the plan by 500,000 shares;

  4.
  To consider and act upon a proposal to amend the Nash Finch 1995 Director Stock Option Plan, including an amendment to increase the number of shares reserved for issuance under the plan by 50,000 shares;

  5.
  To consider and act upon a proposal to approve the Nash Finch Performance Incentive Plan; and

  6.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record as shown on the books of Nash Finch as of the close of business on March 25, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Stockholders are entitled to one vote for each share held of record at that time.

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A POSTAGE PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.

By Order Of The Board of Directors

Norman R. Soland
Sr. Vice President, Secretary and General Counsel

Edina, Minnesota
April [4], 2002

NASH FINCH COMPANY
7600 France Avenue South
Edina, Minnesota 55435
(952) 832-0534

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2002

INTRODUCTION

        The Board of Directors of Nash Finch Company solicits your proxy for use at the Annual Meeting of Stockholders to be held on May 14, 2002, and any adjournment or adjournments thereof. A proxy card is enclosed. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in such proxy card.

        Any stockholder of Nash Finch who executes and delivers the proxy card may revoke it at any time prior to its use by either:

  •
  giving notice in writing to the Secretary of Nash Finch;

  •
  filing a revoking instrument or a duly executed proxy card bearing a later date with the Secretary of Nash Finch; or

  •
  attending the Annual Meeting and voting his or her stock in person.

A stockholder who attends the Annual Meeting need not revoke his or her proxy card and vote in person, unless he or she wishes to do so.

        This proxy statement is first being mailed to our stockholders on or about April [4], 2002.

PURPOSES OF ANNUAL MEETING

        We will conduct the following business at the Annual Meeting:

  1.
  Elect three directors to serve for three-year terms;

  2.
  Consider and act upon a proposal to amend our Restated Certificate of Incorporation to increase the number of shares of common stock, par value $1.66 2/3 per share, that we are authorized to issue from 25,000,000 shares to 50,000,000 shares;

  3.
  Consider and act upon a proposal to amend the terms of the Nash Finch 2000 Stock Incentive Plan, including an amendment to increase the number of shares reserved for issuance under the plan by 500,000 shares;

  4.
  Consider and act upon a proposal to amend the Nash Finch 1995 Director Stock Option Plan, including an amendment to increase the number of shares reserved for issuance under the plan by 50,000 shares;

  5.
  Consider and act upon a proposal to approve the Nash Finch Performance Incentive Plan; and

  6.
  Conduct such other business as may properly come before the Annual Meeting.

OUTSTANDING SHARES; VOTING RIGHTS

        The close of business on Monday, March 25, 2002 has been fixed by the Board of Directors of Nash Finch as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On March 25, 2002, we had outstanding [11,894,751] shares of our common stock, par value $1.66 2/3 per share, each such share entitling the holder thereof to one vote in person or by proxy at the Annual Meeting. The holders of a majority of the total shares of common stock issued and outstanding as of the record date ([5,947,376] shares), whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The holders of shares of our common stock do not have cumulative voting rights.

        Shares of common stock represented by properly executed proxies will be voted according to the choices specified, and where no choice is specified, such shares will be voted (i) FOR the election of the three director nominees named in this Proxy Statement, (ii) FOR each of the other proposals set forth in the Notice of Meeting and described in this Proxy Statement, and (iii) with respect to any other business which may properly come before the Annual Meeting, or any adjournment or adjournments thereof, according to the best judgment of the proxies named on the enclosed proxy card.

        In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy reflects votes withheld from director nominees or an abstention (or is left blank) or reflects a "broker non-vote" on a particular matter. A 'broker non-vote" is a proxy card returned by a broker on behalf of its beneficial owner customer that is not voted on that particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.

        Stockholders may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Withheld shares will be treated as shares present and entitled to vote and will be counted as voted shares. In connection with each of the other proposals set forth in the Notice of Meeting and described in this Proxy Statement, stockholders may vote for or against these proposals, or abstain from voting on the proposals. Abstentions will be treated as shares present and entitled to vote but not cast in favor of the proposals, thus having the same effect as votes against the proposals. Broker non-votes, as to a particular matter, will be treated as shares not entitled to vote, and thus will not be counted as voted shares.

        The election of the directors, the proposals to amend our 2000 Stock Incentive Plan and 1995 Director Stock Option Plan and the proposal to adopt the Performance Incentive Plan each require the affirmative vote of a majority of the total shares of our common stock present at the meeting, whether in person or by proxy, and entitled to vote on each such matter. The proposal to amend our Restated Certificate of Incorporation requires the affirmative vote of a majority of the total shares of our common stock outstanding and entitled to vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding beneficial ownership of our common stock as of March 10, 2002 for each stockholder who we know owns beneficially more than five percent of the outstanding shares of common stock on that date.

Name and Address of the Beneficial Owner	Amount		Percent of Class(a)
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	905,692	(b)	7.6%
Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC The address of the first three is: One Franklin Parkway San Mateo, CA 94403, and the address of the last is: One Parker Plaza, 16th Floor, Fort Lee, NJ 07024	693,229	(c)	5.8%
Barclay's Global Investors, N.A. Barclay's Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	594,831	(d)	5.0%

(a)
This column is based upon 11,894,751 shares of common stock outstanding.

(b)
The amount of shares is based upon a Schedule 13G dated January 30, 2002 reporting beneficial ownership as of December 31, 2001. Dimensional Fund Advisors, Inc. ("DFA") reported that it is an investment advisor to, and investment manager for, certain investment companies, trusts and accounts, and, in such role, possesses sole voting and/or investment power over the 905,692 shares held by such funds. All of the shares covered by the report are held by such funds, and DFA disclaims beneficial ownership of such securities. All of the shares covered by the report are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the class.

(c)
The amount of shares is based upon a Schedule 13G dated February 1, 2002 reporting beneficial ownership of common stock by such persons as of December 31, 2001. Franklin Resources, Inc. ("FRI") also reported that the filing was made in its capacity as a holding company of direct and indirect investment advisory subsidiaries. Such subsidiaries advise various open or closed-end investment companies or other managed accounts pursuant to advisory contracts. The advisory contracts grant to such subsidiaries all voting and investment power over the securities owned by the advisory clients, and as a result, such subsidiaries may be deemed as the beneficial owners of such shares. These clients have the right to receive dividends from and the proceeds of the sale of such securities. Franklin Advisory Services, LLC and Fiduciary Trust Company International, each a subsidiary of

  FRI, report sole voting and investment power over all of such shares (675,000 shares and 18,229 shares, respectively).

(d)
The amount of shares is based upon a Schedule 13G dated February 13, 2002 reporting beneficial ownership as of December 31, 2001. Barclay's Global Investors, N.A. reported that it has sole voting power over 480,677 shares and sole investment power over 497,777 shares. Barclay's Global Fund Advisors reported that it has sole voting and investment power over 97,054 shares. All such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

SECURITY OWNERSHIP OF MANAGEMENT

        The table below sets forth information regarding beneficial ownership of our common stock as of March 10, 2002 for:

  •
  each of our directors;

  •
  each of our nominees for directors;

  •
  each of our executive officers named in the Summary Compensation Table below, otherwise known as our "named executive officers;" and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of calculating the percentage of the class beneficially owned, the number of shares of common stock outstanding includes:

  •
  11,894,751 shares of common stock outstanding as of March 10, 2002; and

  •
  shares of common stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from March 10, 2002, or shares of common stock that the person or group may have the right to acquire through other means within 60 days from March 10, 2002.

        Except as indicated in the footnotes to this table and subject to any applicable community property laws, the persons in the following table have sole voting and investment power with respect to all shares listed as beneficially owned by them.

						Total Shares of Common Stock Beneficially Owned
				Number of Share Units(a) /Performance Units(b)
Name of Beneficial Owner	Number of Shares		Number of Options			Amount		Percent of Class(d)
Carole F. Bitter	3,500	(c)	6,500	15,403	(a)	25,403	(c)	*
James L. Donald	—		2,500	1,729	(a)	4,229		*
Richard A. Fisher	6,611	(d)	6,500	6,135	(a)	19,246	(d)	*
Jerry L. Ford	8,000		6,500	5,086	(a)	19,586		*
Allister P. Graham	16,500		6,500	20,839	(a)	43,839		*
John H. Grunewald	7,500	(e)	6,000	15,863	(a)	29,363	(e)	*
Robert F. Nash	79,753	(f)	6,500	5,617	(a)	91,870	(f)	*
Laura Stein	300		2,500	756	(a)	3,556		*
John E. Stokely	6,696		5,000	—		11,696		*
William R. Voss	2,043		5,500	11,841	(a)	19,384		*
Ron Marshall	88,839	(g)	197,000	7,981	(b)	293,820	(g)	2.5%
Christopher A. Brown	24,774	(h)	47,000	1,105	(b)	72,879	(h)	*
Jerry L. Nelson	9,284	(i)	36,000	0		45,284		*
Bruce A. Cross	14,060	(j)	33,000	3,352	(b)	50,412	(i)	*
Robert B. Dimond	5,331	(k)	33,000	—		38,331	(k)	*
All Directors and Executive Officers as a Group (20 persons)	223,668	(l)	459,524	95,707		778,899	(l)	6.5%

*
Less than 1%.

(a)
Share Units represent phantom shares of common stock payable in shares of common stock to non-employee directors upon termination of service on the Board under the 1997 Non-Employee Directors Stock Compensation Plan.

(b)
Reflects shares that may be issued upon settlement of 50% of the total Performance Units held by the named executive officer upon termination of employment with the Company other than due to death, disability or cause. As of December 31, 2001, the total Performance Units held by Mr. Marshall, Mr. Brown and Mr. Cross related to 15,961, 2,210 and 6,704 shares of common stock, respectively. The named executives will have the right to settlement of all of the remaining 50% of the Performance Units upon termination of employment with the Company due to death, disability or other than for cause after attaining age 60, or to all or a portion of the Performance Units as may otherwise be determined by the Compensation Committee of the Board of Directors in the event of any termination of the named executive's employment.

(c)
Includes 1,000 shares owned beneficially by a trust for the benefit of Dr. Bitter's husband.

(d)
Includes 4,500 shares held by a trust for the benefit of Mr. Fisher's wife for which Mr. Fisher is the trustee, and 500 shares owned beneficially by Mr. Fisher's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(e)
Includes 500 shares held by a trust for which Mr. Grunewald's wife serves as a trustee. As a result, Mr. Grunewald may be deemed to share voting and investment power for such shares, but he disclaims any beneficial interest in such shares.

(f)
Includes 29,082 shares held by a residuary trust resulting from the estate of Mr. Nash's wife, as to which Mr. Nash is both a trustee and a primary beneficiary of the trust, and as to which Mr. Nash shares voting and investment power.

(g)
Includes 6,100 shares owned beneficially by Mr. Marshall's wife and children as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest. Also includes 12,818 shares of restricted stock issued as part of Mr. Marshall's bonus for 2001, as to which shares he has sole voting power; investment power, however, will not vest until February 18, 2003. Further includes 50,000 shares of restricted stock awarded to Mr. Marshall on February 19, 2002 by the Board of Directors, as to which shares he has sole voting power; investment power, however, will vest in 20% increments on February 19 of the years 2003 through 2007, inclusive.

(h)
Includes 5,981 shares of restricted stock issued as part of Mr. Brown's bonus for 2001, as to which shares he has sole voting power; investment power, however, will not vest until February 18, 2003.

(i)
Includes 4,700 shares of restricted stock issued as part of Mr. Nelson's bonus for 2001, as to which shares he has sole voting power; investment power, however, will not vest until February 18, 2003.

(j)
Includes 3,281 shares of restricted stock issued as part of Mr. Cross' bonus for 2001, as to which shares he has sole voting power; investment power, however, will not vest until February 18, 2003.

(k)
Includes 4,101 shares of restricted stock issued as part of Mr. Dimond's bonus for 2001, as to which shares he has sole voting power; investment power, however, will not vest until February 18, 2003.

(l)
Includes 41,951 shares as to which voting and investment power are shared or may be deemed to be shared, 39,655 shares of restricted stock issued as part of bonuses paid to executive officers for 2001, as to which shares such officers have sole voting power, but for which investment power will not vest until February 18, 2003, and 50,000 shares of restricted stock held by Mr. Marshall as to which he has sole voting power, but for which investment power will vest in 20% increments on February 19 of the years 2003 through 2007, inclusive.

ELECTION OF DIRECTORS

Nomination

        Our Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than nine nor more than seventeen members, as determined from time to time by the Board of Directors, divided into three classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year. The Board of Directors has determined that there will be ten directors for the ensuing year.

        The terms of four current members of the Board of Directors will expire at the Annual Meeting. Richard A. Fisher, a current director of Nash Finch, is retiring and will not stand for reelection. The terms of the remaining seven current members of the Board of Directors will expire as indicated below. The Board of Directors has nominated the three nominees listed below to serve as directors of Nash Finch for three-year terms expiring at the 2005 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. All of the nominees currently serve as directors and have served continuously from the dates indicated below.

        The affirmative vote of a majority of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of the three nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the three nominees named in the proxy card, unless otherwise directed by the stockholder. The Board of Directors recommends a vote FOR the election of each of the nominees. While the Board of Directors has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other persons as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Information About Directors and Nominees

        The following is biographical information, as of March 15, 2002, concerning the three nominees for election as directors of Nash Finch, and the other directors presently serving as directors of Nash Finch but not standing for election at the Annual Meeting.

Name	Age	Principal Occupation	Director Since
Nominees for three-year terms expiring in 2005:
Carole F. Bitter	56	President and Chief Executive Officer of Harold Friedman, Inc.	1993
John H. Grunewald	65	Retired Executive Vice President—Finance and Administration of Polaris Industries, Inc.	1992
William R. Voss	48	Managing Director—Lake Pacific Partners, LLC	1998
Directors not standing for election this year whose terms expire in 2003:
James L. Donald	48	Chairman of the Board, President, and Chief Executive Officer of Pathmark Stores, Inc.	2000
Jerry L. Ford	61	Independent business consultant	1997
Robert F. Nash	68	Retired Vice President and Treasurer of Nash Finch	1968
John E. Stokely	49	Independent business consultant. Former Chairman, President and Chief Executive Officer, Richfood Holdings, Inc.	1999

Directors not standing for election this year whose terms expire in 2004:
Allister P. Graham	65	Retired Chairman and Chief Executive Officer of The Oshawa Group Limited	1992
Ron Marshall	47	President and Chief Executive Officer of Nash Finch	1998
Laura Stein	40	Senior Vice President and General Counsel of H. J. Heinz Company	2001

Other Information About Directors and Nominees

        Dr. Bitter has served as the President and Chief Executive Officer of Harold Friedman, Inc., an operator of retail supermarkets, since 1976.

        Mr. Grunewald retired in January 1997 as Executive Vice President, Finance and Administration of Polaris Industries, Inc., a manufacturer of recreational equipment, a position he had held since September 1993. Mr. Grunewald also serves as a director, and on the compensation committee, of Renaissance Learning, Inc.

        Mr. Voss has served as Managing Director of Lake Pacific Partners, LLC, a private equity investment firm, since January 2000. From June 1999 to December 1999, he was an independent business consultant. He previously served as Chairman of the Board, President and Chief Executive Officer of Natural Nutrition Group, Inc., a manufacturer of organic and natural food products, from August 1995 until May 1999. Mr. Voss also serves as a director of Interphase Corporation.

        Mr. Donald has served as the Chairman of the Board, President and Chief Executive Officer of Pathmark Stores, Inc., a retail grocery store chain, since October 1996. On July 12, 2000, Pathmark Stores, Inc. filed a reorganization petition under Chapter 11 of the United States Bankruptcy Code pursuant to a prepackaged plan of reorganization. This reorganization plan was subsequently confirmed by the United States Bankruptcy Court for the District of Delaware and consummated on September 19, 2000, at which time Pathmark formally exited Chapter 11. He previously served as President of the Eastern Division of Safeway, Inc.

        Mr. Ford has been an independent business consultant since March 2000. Mr. Ford previously served as the Chief Development Officer of Jetways, Inc., a business aircraft management firm, from April 1, 1999 through March 2000; as a consultant to Jetways, Inc. from November 1, 1998 until March 31, 1999; and as Executive Vice President and Chief Operating Officer for Comdisco Network Services, a division of Comdisco, Inc., a computer network implementation and management firm, from June 30, 1994 until April 15, 1998. He also served in various management and officer positions with The Pillsbury Company and General Mills, Inc.

        Mr. Nash retired in January 1996 as Vice President and Treasurer of Nash Finch, a position he had held for more than five years.

        Mr. Stokely has been an independent business consultant since August 1999. Mr. Stokely previously served as Chairman of the Board, President and Chief Executive Officer of Richfood Holdings, Inc., a wholesale and retail food distributor, from 1998 to August 1999, after holding various senior executive positions at Richfood between 1991 and 1999, including President from 1995 until August 1999, and Chief

Executive Officer from 1996 until August 1999. Mr. Stokely also serves as a director of Performance Food Group Company and SCP Pool Corporation, and serves on the compensation committee of Performance Food Group Company.

        Mr. Graham retired in September 1998 as the Chief Executive Officer of The Oshawa Group Limited, a food distributor in Canada, a position he held for more than five years. He retired in February 1999 as the Chairman and a director of The Oshawa Group Limited as a result of a change of control. Mr. Graham also serves as a director of Manulife Financial of Toronto, Canada.

        Mr. Marshall was elected as President and Chief Executive Officer of Nash Finch as of June 1, 1998. Mr. Marshall previously served as Executive Vice President and Chief Financial Officer of Pathmark Stores, Inc., a retail grocery store chain, from September 1994 to May 1998.

        Ms. Stein has served as Senior Vice President and General Counsel of H. J. Heinz Company, a global marketer and manufacturer of branded food products, since January 2000. She previously served in various positions in the Legal Services Department of The Clorox Company, a global manufacturer of branded household products, from May 1992 to December 1999, last holding the position of Assistant General Counsel—Regulatory Affairs.

Information About the Board of Directors and Its Committees

        During fiscal 2001 and through March 31, 2002, the Board of Directors had four standing committees: the Audit Committee, the Corporate Governance Committee, the Compensation Committee and the Nominating Committee. Effective April 1, 2002, the functions of the Corporate Governance Committee and the Nominating Committee were merged into a single Corporate Governance Committee. The following describes the roles and activities of the committees during fiscal 2001 and through March 31, 2002.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to Nash Finch's financial reporting and controls, the internal audit function, the annual independent audit of Nash Finch's financial statements, and the legal compliance and ethics programs as established by management and the Board. The Audit Committee selects the independent public accountants, subject to approval of the Board of Directors, and reviews the scope and procedural plans of the audit. On March 31, 2002, the members of the Audit Committee were James L. Donald, Richard A. Fisher, John H. Grunewald, Robert F. Nash and John E. Stokely (Committee Chair). The Audit Committee met five times during fiscal 2001.

        The Corporate Governance Committee implements and monitors the Board's governance guidelines and recommends to the Board any modifications to the guidelines which may be considered appropriate. The Corporate Governance Committee's duties and responsibilities include conducting an annual evaluation of overall Board performance and its governance processes; reviewing succession planning for critical, senior management positions, including the CEO position; and annually assessing the effectiveness and recommending to the Board the election of the CEO. The Corporate Governance Committee is comprised of the Chairs of the other standing Board committees, and such other directors as may be appointed by the Board. On March 31, 2002, the members of the Corporate Governance Committee were Richard A. Fisher (Committee Chair), Jerry L. Ford, John E. Stokely and William R. Voss. The Corporate Governance Committee met five times during fiscal 2001.

        The Compensation Committee determines salaries for corporate and operating officers other than the CEO, and bonuses for such officers, including the CEO; and with the Corporate Governance Committee, recommends to the Board of Directors the salary of the CEO. The Compensation Committee administers the 2000 Stock Incentive Plan; the 1994 Stock Incentive Plan (which was terminated May 9, 2000 as to future grants of incentive awards); the 1995 Director Stock Option Plan; the 1999 Employee Stock Purchase Plan; the Supplemental Executive Retirement Plan, including the annual selection of participants; and the Executive Incentive Bonus and Deferred Compensation Plan (which was terminated January 1, 2000 as to the selection of participants and allotment of compensation awards for 2000 and future years). Following its approval by the stockholders at the Annual Meeting, the Compensation Committee will also administer the Nash Finch Performance Incentive Plan. The Compensation Committee also considers new executive compensation plans for recommendation to the Board of Directors and considers and recommends to the Board of Directors nominees for election as corporate and operating officers. On March 31, 2002, the members of the Compensation Committee were Carole F. Bitter, James L. Donald, Jerry L. Ford (Committee Chair), John H. Grunewald and Laura Stein. The Compensation Committee met five times during fiscal 2001.

        The Nominating Committee considers and recommends to the Board of Directors the size of the Board; nominees who meet the criteria for Board membership; nominees for appointment to standing Board committees as well as policies relating to the functions of such committees; and matters relating to director compensation. In addition, the Nominating Committee considers and establishes procedures for identifying and recruiting potential Board nominees. The Nominating Committee also administers the 1997 Non-Employee Director Stock Compensation Plan. On March 31, 2002, the members of the Nominating Committee were Carole F. Bitter, Robert F. Nash, Laura Stein and William R. Voss (Committee Chair). The Nominating Committee met four times during fiscal 2001.

        Under the new committee structure, stockholder recommendations for director nominees may be considered by the Corporate Governance Committee, but there are no established procedures for submitting such recommendations to the Corporate Governance Committee for consideration.

        During fiscal 2001, the Board of Directors held five regularly scheduled meetings and one special meeting. Except as noted, all of the directors attended 100% of the aggregate of the number of meetings of the Board of Directors and of all standing committees on which they served, during the periods that each served as a director and committee member. One director was unable to attend a Board of Directors meeting due to personal, family reasons; two directors were unable to attend a committee meeting due to a telephone conference call connection problem; and one director was unable to attend a committee meeting due to being out of the country. No individual director missed more than one meeting.

Compensation of Directors

        Directors' Fees.    Directors who are not full-time employees of Nash Finch, otherwise known as our outside directors, receive compensation for serving as a director and are reimbursed for out-of-pocket traveling expenses incurred in attending Board and committee meetings.

        Each outside director is entitled to receive $1,500 for each Board meeting attended and $750 for each committee meeting attended. Each outside director, other than the Board Chair, is also entitled to receive a retainer of $1,833 per month ($22,000 annually) for serving as a director. Effective March 1, 2002, outside directors receive an additional retainer of either $208 per month ($2,500 annually) for serving as a member of a committee of the Board or $416 per month ($5,000 annually) for serving as chair of a committee of the Board. Prior to March 1, 2002, the committee and committee chair retainers were $125 per month ($1,500 annually) and $250 per month ($3,000 annually), respectively. The Board Chair receives a retainer of $5,500 per month ($66,000 annually).

        1997 Non-Employee Director Stock Compensation Plan.    The 1997 Non-Employee Director Stock Compensation Plan provides outside directors with (i) fifty percent (50%) of their annual retainer either in shares of common stock or credits to a phantom stock account, and (ii) the opportunity to defer the remainder of their director compensation through credits to a phantom stock account or an interest bearing cash account. Amounts deferred to the phantom stock account are payable only in shares of common stock, and amounts deferred to the cash account are payable in cash. In each case, the amounts deferred are payable upon termination of service as a director.

        1995 Director Stock Option Plan.    The 1995 Director Stock Option Plan currently provides for an annual grant of an option to purchase 2,500 shares of common stock to each outside director, effective immediately following each annual meeting of stockholders of Nash Finch while the plan is in effect. The options become exercisable six months after the date of grant and have five-year terms. According to the terms of the plan, each outside director was granted an option under the 1995 Director Stock Option Plan on May 15, 2001. At the Annual Meeting, stockholders will be asked to consider and act upon a proposal to amend the terms of the 1995 Director Stock Option Plan to, among other things, increase the total number of shares reserved under the plan by 50,000 shares and to increase the annual outside director option grant from 2,500 shares to 5,000 shares. If these amendments are approved, the increased annual grant would result in increased grants to the outside directors immediately following the Annual Meeting. See "Proposal to Amend the 1995 Director Stock Option Plan."

        Outside directors are also eligible to participate in the 2000 Stock Incentive Plan. However, no awards have been granted to outside directors under this plan.

        A director who is a current employee of Nash Finch receives no additional compensation for serving as a director.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash and non-cash compensation earned during the fiscal years ending December 29, 2001, December 30, 2000 and January 1, 2000 by our Chief Executive Officer and our four other most highly compensated executive officers of Nash Finch whose salary and bonus exceeded $100,000 for the fiscal year ended December 29, 2001, otherwise known as our "named executive officers."

Summary Compensation Table

Long Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Restricted Stock Awards ($)(b)	Securities Underlying Options (#)(c)	All Other Compensation ($)
Ron Marshall President, Chief Executive Officer	2001 2000 1999	$655,889 582,533 498,629	$375,009 148,875 -0-	$374,991 148,875 -0-	85,000 75,000 -0-	$137,557 120,421 46,780	(d) (e) (f)
Christopher A. Brown Executive Vice President, Merchandising	2001 2000 1999	$349,040 307,807 69,041	$175,026 75,000 -0-	$174,974 75,000 -0-	25,000 30,000 75,000	$69,808 285,460 89,769	(g) (h) (i)
Jerry L. Nelson Executive Vice President, President—Food Distribution	2001 2000 1999	$288,246 205,876 48,329	$137,501 53,789 -0-	$137,499 53,760 -0-	25,000 60,000 5,000	$60,455 63,011 22,838	(j) (k) (f)
Bruce A. Cross Sr. Vice President, Business Transformation	2001 2000 1999	$247,742 229,561 204,630	$96,014 41,685 -0-	$95,986 41,685 -0-	15,000 25,000 -0-	$55,927 47,343 54,020	(l) (m) (f)
Robert B. Dimond Sr. Vice President, Chief Financial Officer and Treasurer	2001 2000 1999	$247,742 69,041 -0-	$120,025 18,473 -0-	$119,975 18,450 -0-	15,000 75,000 -0-	$78,598 78,420 -0-	(n) (o)

(a)
Bonuses for services rendered have been included as compensation for the year earned, even though bonuses were actually paid in the following year. For fiscal 2000 and 2001, bonuses were paid 50% in cash and 50% in restricted shares of common stock (the "Bonus Shares"). The amounts shown for 2001 reflect only the cash portion of the bonuses paid. For prior years, cash bonuses were paid.

(b)
On February 18, 2002, the issuance of Bonus Shares was approved as part of the named executive officers' bonuses for fiscal 2001. The Bonus Shares were granted under the 2000 Stock Incentive Plan. The change of control provisions in the 2000 Stock Incentive Plan are described below under the heading "Change in Control Agreements." The value of the Bonus Shares was determined by multiplying the fair market value of the Company's common stock on the date of grant ($29.255) by the number of shares awarded. For compensation expense purposes, however, the fair market value of the Bonus Shares will be determined in 2003 when the restrictions expire. The number of Bonus Shares granted to the named executive officers are: Mr. Marshall—12,818 shares; Mr. Brown—5,981 shares; Mr. Nelson—4,700 shares; Mr. Cross—3,281 shares; and Mr. Dimond—4,101 shares. All of the Bonus Shares awarded for fiscal 2001 will vest on February 18, 2003. Dividends are paid on the Bonus Shares if, and to the extent, dividends are paid on common stock generally. The aggregate unvested restricted stock holdings of the named executive officers on December 29, 2001, and the value of those holdings on that date, were: Mr. Marshall-9,925 shares ($300,479); Mr. Brown-5,000 shares ($151,375); Mr. Nelson-3,584 shares ($108,506); Mr. Cross-2,779 shares ($84,134); and Mr. Dimond-1,230 shares ($37,238). These holdings represent Bonus Shares issued with respect to fiscal year 2000, which vested on February 20, 2002.

(c)
These amounts reflect the grant of options under either the 1994 Stock Incentive Plan or the 2000 Stock Incentive Plan.

(d)
Includes a credit of $131,178 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $6,379 to the Nash Finch Profit Sharing Plan.

(e)
Includes a credit of $116,027 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $4,394 to the Nash Finch Profit Sharing Plan.

(f)
Represents relocation reimbursement and related tax gross-up payments. All such payments referenced in this table were paid pursuant to offers of employment.

(g)
Represents a credit to Nash Finch's Supplemental Executive Retirement Plan.

(h)
Includes relocation reimbursement and related tax gross-up payments of $174,090. Mr. Brown additionally received a $50,000 bonus in 2000, for 1999, as a deferred incentive pursuant to his offer of employment, and a credit of $61,370 to Nash Finch's Supplemental Executive Retirement Plan.

(i)
Includes relocation reimbursement and related tax gross-up payments of $14,769. Upon joining Nash Finch in 1999, Mr. Brown also received a $75,000 incentive bonus pursuant to his offer of employment.

(j)
Includes a credit of $57,649 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $2,806 to the Nash Finch Profit Sharing Plan.

(k)
Includes relocation reimbursement and related tax gross-up payments of $2,200. Mr. Nelson additionally received, in 2000, a $20,000 incentive bonus pursuant to his offer of employment, and a credit of $40,811 to Nash Finch's Supplemental Executive Retirement Plan.

(l)
Includes a credit of $49,548 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $6,379 to the Nash Finch Profit Sharing Plan.

(m)
Includes a credit of $45,797 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $1,546 to the Nash Finch Profit Sharing Plan.

(n)
Includes relocation reimbursement and related tax gross-up payments of $29,050, and a credit of $49,548 to Nash Finch's Supplemental Executive Retirement Plan.

(o)
Includes relocation reimbursement and related tax gross-up payments of $38,420. In fiscal year 2000, Mr. Dimond additionally received a $40,000 incentive bonus pursuant to his offer of employment.

Option Grants During Fiscal 2001

        The following table summarizes the options granted to the named executive officers during fiscal 2001.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(a)
	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees during Fiscal Year 2001
Name			Exercise Price ($/sh)	Expiration Date
					5% ($)	10% ($)
Ron Marshall	85,000	19.1%	$22.19	7/8/06	$521,050	$1,151,750
Christopher A. Brown	25,000	5.6%	22.19	7/8/06	153,250	338,750
Jerry L. Nelson	25,000	5.6%	22.19	7/8/06	153,250	338,750
Bruce A. Cross	15,000	3.4%	22.19	7/8/06	91,950	203,250
Robert B. Dimond	15,000	3.4%	22.19	7/8/06	91,950	203,250

(a)
Potential realizable value is calculated based on an assumption that the price of our common stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied according to Securities and Exchange Commission ("SEC") rules and therefore are not intended to forecast possible future appreciation, if any, of our common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the continued employment of the named executive by Nash Finch. There can be no assurance that the amounts reflected in this table will be realized.

(b)
Reflects a grant of a stock option under the 2000 Stock Incentive Plan on July 9, 2001, at an exercise price equal to the fair market value of our common stock on that date. The option has a five-year term, and vests in 20% increments beginning six months after the date of grant and, thereafter, on each of the first four anniversaries of the date of grant.

Option Exercises in Fiscal 2001/Fiscal Year-End Option Values

        The following table summarizes the number of shares acquired upon exercise of stock options by our named executive officers during fiscal year 2001 and the number of their outstanding stock options at the end of the fiscal year and the value of such options for which the fair market value of our common stock on that date exceeded the exercise price.

			Number of Securities Underlying Unexercised Options at 12/29/01		Value of Unexercised In-the-Money Options at 12/29/01(a)
Name	Shares Acquired on Exercise(#)	Value Realized
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Ron Marshall	-0-	-0-	180,000	180,000	$2,669,400	$2,339,750
Christopher A. Brown	15,000	$389,400	42,000	73,000	952,260	1,285,190
Jerry L. Nelson	-0-	-0-	31,000	69,000	606,243	1,054,195
Bruce A. Cross	-0-	-0-	30,000	35,000	524,600	524,750
Robert B. Dimond	-0-	-0-	30,000	60,000	618,600	1,049,250

(a)
Represents the difference between the fair market value of common stock on December 29, 2001 ($30.28) and the exercise price of the in-the-money options, before payment of applicable income taxes.

Supplemental Executive Retirement Plan

        Effective January 1, 2000, the Board of Directors adopted the Nash Finch Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded plan designed to provide retirement income to eligible participants to supplement amounts available from other sources. The plan is administered by the Compensation Committee of the Board of Directors, who select participants from among Nash Finch's management or highly compensated employees, including the named executive officers.

        Under the SERP, each selected participant who is actively employed by, or on an approved leave of absence from, Nash Finch or an affiliate on the last day of the calendar year will be credited with an amount equal to 20% of his or her base salary for that year. On the last day of each calendar quarter, the Compensation Committee will credit each participant's accounts with earnings on the average daily account balance equal to the quarterly equivalent of the average annual corporate bond yield for each month during the quarter, as reported by Moody's Investor's Service, Inc.

        Participants become fully vested in their SERP contribution account and the related earnings upon attaining age 65. Participants become fully vested in their SERP accounts upon death or disability during the term of their employment. In the event that a participant's employment terminates prior to any of the foregoing events, the degree of vesting will be determined on the basis of their years of participation in the SERP, ranging from 0% for less than five years' participation to full vesting for over ten years' participation. The entire balance of a participant's SERP accounts will be forfeited if the participant engages in competitive activity at any time during which the participant is employed by Nash Finch or an affiliate or is receiving distributions under the SERP.

        Distributions under the SERP commence upon the first month of the next calendar year following a participant's termination. Payments will be made in 120 monthly installments, determined in each case by dividing the participant's vested account balance by the number of remaining payments due. Prior to commencement of a participant's distributions, the Compensation Committee may elect to make the distribution in any alternative form, subject to certain conditions set forth in the SERP.

        We made contributions for the benefit of the named executive officers with respect to fiscal year 2001 as shown in the Summary Compensation Table above.

Change in Control and Severance Agreements

        Our Board of Directors has authorized Nash Finch to enter into change in control agreements with certain executive officers and key employees of Nash Finch and its subsidiaries. Pursuant to these agreements, certain payments and benefits would be provided to such employees in the event their employment is terminated under certain conditions, including a change in control of Nash Finch.

        If an employee is terminated by Nash Finch or a subsidiary within 24 months of a change in control (or, in limited circumstances, prior to such a change in control) other than by reason of death, disability, retirement or cause, or the employee terminates for good reason, Nash Finch will pay or cause to be paid to the employee a lump sum equal to the employee's highest monthly compensation (as defined in the employee's change in control agreement) multiplied by a number of months equal to either 12, 24 or 36 months and will maintain or cause to be maintained benefit plans (including health, life, dental and disability) for the employee and his or her dependents for 12, 24 or 36 months. Subject to certain limitations, the multiple referred to above is 36 months for Mr. Marshall, 24 months for Mr. Brown, Mr. Nelson, Mr. Cross and Mr. Dimond, and 24 months or 12 months for all other designated employees.

        The options granted to the executive officers named in the Summary Compensation Table were granted under either the 1994 Stock Incentive Plan or the 2000 Stock Incentive Plan. Pursuant to the terms of each plan and the agreements evidencing such options, upon a change in control of Nash Finch, the Compensation Committee, in its sole discretion, may (a) accelerate the exercisability of options such that the options will be immediately exercisable upon the change in control, or (b) determine that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options.

        The performance units and restricted stock awards held by the named executive officers and reflected above under the heading "Security Ownership of Management" were granted under the 2000 Stock Incentive Plan. In the event of a change in control of Nash Finch, certain forfeiture provisions relating to the shares underlying the performance units, and all restricted stock awards that have been outstanding at least six months, will lapse, and all performance units will be settled and all the underlying shares will be distributed to the named executive or their permitted designees, unless the named executive or such a designee waives the right to acceleration.

        Under the terms of their employment offer letters, Mr. Brown and Mr. Dimond are both entitled to payment of twelve months of severance compensation in the event that their employment is terminated by the company, other than for cause or by reason of a change in control.

CERTAIN TRANSACTIONS

        In connection with his initial employment in September 2000 as Senior Vice President and Chief Financial Officer, Nash Finch made a non-interest bearing bridge loan to Mr. Dimond in the amount of $215,000. The purpose of the loan was to allow Mr. Dimond to purchase a new residence pending the sale of his former residence. As a result of the sale of his former residence, the full principal amount of the loan was repaid in the second quarter of fiscal 2001.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Overview.    The Compensation Committee of the Board of Directors is responsible for developing and implementing executive compensation policies and programs that support Nash Finch's primary objective of long-term maximization of stockholder value. The Compensation Committee is comprised of directors who are not employees of Nash Finch.

        As part of the Compensation Committee's on-going efforts to ensure the program's continuing effectiveness in supporting the creation of stockholder value, a review was concluded in 1999 and again in 2001 with the assistance of an outside executive compensation specialist. The 1999 review led to significant changes in Nash Finch's approach to executive compensation programs. Some of the changes were implemented effective for 1999, and others for 2000. Major themes for change included a focus on stock incentives and executive stock ownership, alignment of executive and stockholder interests, and simplifying and streamlining the program. The 2001 review confirmed prior actions and the Committee has determined that no further significant changes are necessary at this time.

        Compensation Philosophy.    The key principles underlying Nash Finch's executive compensation program are as follows:

  •
  Place High Portion of Pay at Risk—Executive compensation is strongly linked to measured performance with a substantial portion of pay at risk. Salaries and other types of "fixed" compensation that do not vary with performance are de-emphasized.

  •
  Emphasize Stockholder Value Objective—As an incentive to create long-term value for stockholders, a substantial portion of executive compensation is tied to the value of our common stock.

  •
  Align Executive and Stockholder Interests—In addition to at-risk pay and emphasis of stock-based compensation, minimum common stock ownership requirements have been established for senior executives. This further aligns the interests of stockholders and executives, thereby enhancing the potential for stockholder value creation.

  •
  Pay Competitively for Results—Nash Finch intends to provide executives with compensation opportunities competitive with those in companies, comparable in size and scope, with which it competes for people and customers, while supporting a high-performance culture by tying a substantial portion of compensation to results.

        To maintain a competitive total compensation program, comparisons are made with the practices at other companies which operate in a similar business environment and compete with Nash Finch for similar types of executives, with an emphasis on the wholesale and retail food distribution industry. These comparisons, by necessity, extend beyond the companies included in the peer group for the comparative performance graph shown below, given the number and size of companies included in the industry group.

        Components of Executive Compensation.    The principal components of executive compensation, as described below, are salaries, annual bonuses and long-term incentives.

        Salaries.    Salaries for executives are based on level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The Compensation Committee, along with the Corporate Governance Committee, recommends the salary for the CEO to the Board of Directors. The Compensation Committee determines the salaries for the other corporate and operating officers, including other executive officers, based on a review and evaluation of each such officer's performance as well as the CEO's recommendations. While salaries are reviewed annually, a longer adjustment cycle may be used in an effort to reinforce Nash Finch's philosophy of emphasizing at-risk compensation. In May 2001, the Board of Directors approved the recommendation of the Compensation and Corporate Governance Committees to increase Mr. Marshall's annual base salary rate to $675,000. For fiscal 2001, Mr. Marshall received a salary of $655,889.

        Annual Bonuses.    During 2001, annual bonuses for executives were based primarily upon performance against predetermined goals. Eligible executives were assigned a maximum bonus opportunity ranging from 40%—120% of base salary. For executives whose maximum bonus opportunity was 65% or more (vice president level and above), one-half of an earned bonus for 2000 and 2001 was paid in restricted stock to reinforce the objective of stockholder value creation and alignment with stockholder interests. For those at the 40% level, one-fifth of an earned bonus was paid in restricted stock. For fiscal 2001, 80% of an eligible executive's maximum bonus opportunity was allocated to Nash Finch's performance against predetermined goals, including one key financial objective and two operational objectives. The remaining 20% was allocated to the executive's personal performance. Performance against predetermined financial and operational goals was measured after the end of the year, and the amount of the executive's bonus for that year was determined on the basis of such measured and personal performance as a percentage of the maximum potential bonus.

        Based on performance for fiscal 2001, the Compensation Committee approved bonus payments to eligible executives, including the CEO, totaling approximately 92.5% of the maximum bonus opportunity.

        At the Annual Meeting, stockholders will consider and act upon a proposal to approve the Nash Finch Performance Incentive Plan (the "Performance Plan"), which will become effective for fiscal 2002. As discussed below, the Performance Plan bases bonus compensation upon performance against objectively measurable, predetermined goals. If approved at the Annual Meeting, bonuses earned by senior executives under the Performance Plan will be paid in cash, subject to the ability of participants to elect to receive up to 100% of their bonus in shares of common stock in lieu of cash. Under the terms of the Performance Plan, participants electing to receive all or part of their bonus in shares of common stock will receive additional shares of restricted stock equal to 15% of the shares paid in lieu of cash. All of such restricted stock will vest after two years of continued employment provided the executive has retained beneficial ownership of the unrestricted shares. See "Proposal to Approve the Nash Finch Performance Incentive Plan."

        Long-Term Incentives.    To attract and retain key executives, Nash Finch has a stock-based compensation program to align executive interests with those of stockholders and create long-term stockholder value. Incentives have included, or may include, stock options, phantom stock and restricted stock. Long-term incentive participation and award size is determined by the Compensation Committee based on position level, individual and company performance, and competitive practices. Any amounts executives actually realize under these awards depend on the market price of the common stock.

        Stock options are intended to align executives' interests with stockholders by giving them the opportunity to purchase shares of our common stock. Stock options become valuable only if stock price appreciates after the award. Stock option awards were made in 2001 under the 2000 Stock Incentive Plan to 92 executives (including the CEO), 10 of whom received awards in conjunction with their recruitment by Nash Finch. In each case, the price at which the options can be exercised equals 100% of the fair market value of a share of our common stock on the date of grant. The options awarded to the 92 executives each vest in five equal installments, beginning six months after the date of grant and on the anniversary of the date of grant in each of the following four years. The options expire five years after the date of grant.

        Through 1999, executives selected by the Compensation Committee were eligible to receive awards of phantom stock units under the Executive Incentive Bonus and Deferred Compensation Plan. In 2001,

executives holding these phantom units were offered the opportunity to convert the units into performance units under the 2000 Stock Incentive Plan. The performance units held by Mr. Marshall, Mr. Brown and Mr. Cross reflected under the heading "Security Ownership of Management" were issued as a result of this conversion. The conversion did not result in additional compensation to these named executives.

        Stock Ownership Requirements.    A cornerstone of Nash Finch's compensation philosophy is aligning stockholder and executive interests through stock ownership. With this in mind, the Compensation Committee has established a policy regarding stock ownership by senior executives. For purposes of the policy, "stock ownership" includes our common stock beneficially owned, including restricted stock and performance units payable in stock, and the value of gains realizable upon exercise of stock options. The policy requires the executives to own a multiple of their base salary in shares of common stock within five years, including a minimum level of beneficial ownership. The required stock ownership multiple increases with level of responsibility and is set at five times salary (one times salary for beneficial ownership) for the CEO. In addition, executives are required to own an interim multiple of salary within three years. The Compensation Committee will continue to periodically review the requirements for appropriateness relative to external considerations, as well as current ownership levels relative to the requirements.

        Conclusion—The Compensation Committee believes these executive compensation policies and practices effectively serve the interest of stockholders and Nash Finch. The Compensation Committee will continue to monitor the effectiveness of the total compensation program in supporting the creation of long-term value for stockholders.

                      Compensation Committee

                      Carole F. Bitter
                      James L. Donald
                      Jerry L. Ford
                      John H. Grunewald
                      Laura Stein

Compliance with Federal Tax Legislation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a deduction for federal income tax purposes by public corporations for compensation paid in excess of $1,000,000 in any year to a "covered employee" except under certain circumstances, including the attainment of objective "performance based" goals. Compensation that is deferred until retirement does not count toward the $1,000,000 limit. "Covered employees" are deemed as the individuals who, at the end of the fiscal year, are the chief executive officer and the named executive officers.

        During fiscal year 2001, neither the Chief Executive Officer nor any other executive officer received compensation in excess of $1,000,000. The Compensation Committee intends to continue to monitor the executive compensation program with respect to Section 162(m) deductibility issues, but has not adopted a policy requiring that all compensation must be fully deductible. Two of the matters to be considered and acted upon by the shareholders at the Annual Meeting are intended to allow the Committee to qualify certain compensation as exempt, "performance-based compensation" for purposes of Section 162(m). See "Proposal to Amend the 2000 Stock Incentive Plan" and "Proposal to Adopt the Nash Finch Company Performance Incentive Plan."

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return over the same period of the S & P 500 Index, the S & P SmallCap 600 Index (in which Nash Finch is included) and a peer group of companies selected by Nash Finch (weighted according to the peer companies' market capitalization at the beginning of each fiscal year). The companies included in the Peer Group are Fleming Companies, Inc., SuperValu Inc. and Spartan Stores, Inc. These companies were selected on the basis that, like Nash Finch, each is a full-line distributor of grocery products at wholesale and retail. The Compensation Committee has approved the selection of these companies.

        The comparison assumes the investment of $100 in our common stock, the S & P 500 Index, the S & P SmallCap 600 Index and the Peer Group at the end of fiscal 1996 and reinvestment of all dividends.

Company/Index Name	Base Period 12/28/96	Return 12/31/97	Return 1/3/98	Return 1/2/99	Return 12/30/00	Return 12/29/01
Nash Finch Company	$100	$91.82	$71.00	$33.14	$63.21	$164.52
S&P 500 Index	100	132.30	167.44	126.56	97.33	161.52
S&P SmallCap 600 Index	100	125.58	123.94	139.32	155.76	165.94
Peer Group	100	133.36	171.47	207.56	188.66	166.24

Source: Media General Financial Services

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

        The Audit Committee consists of the following members of Nash Finch's Board of Directors: James L. Donald, Richard A. Fisher, John H. Grunewald, Robert F. Nash and John E. Stokely. Each of the members of the Audit Committee is independent as defined under the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The primary function of the Audit Committee is to provide advice with respect to Nash Finch's financial reporting matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

  •
  serve as an independent and objective party to monitor our financial reporting process and internal control system;

  •
  review and appraise the audit efforts of our independent accountants and internal audit department;

  •
  evaluate our quarterly reporting of financial results as well as our compliance with laws and regulations;

  •
  oversee management's establishment and enforcement of financial policies and business practices; and

  •
  provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

Review of Nash Finch's Audited Financial Statements for the Fiscal Year ended December 29, 2001

        The Audit Committee has reviewed and discussed the audited financial statements of Nash Finch for the fiscal year ended December 29, 2001 with Nash Finch's management. The Audit Committee has discussed with Ernst & Young LLP, Nash Finch's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Nash Finch's audited financial statements be included in Nash Finch's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the SEC.

Audit Committee
James L. Donald Richard A. Fisher John H. Grunewald Robert F. Nash John E. Stokely

Audit and Other Fees

        The following table sets forth the fees Ernst & Young LLP billed us for audit fees and all other fees during the fiscal year ended December 29, 2001. The Audit Committee has determined that the provision of non-audit related services is compatible with maintaining the independence of Ernst & Young LLP.

Type of Fee	Aggregate Fees Billed
Audit fees:	$230,000

Financial information systems design and implementation fees:	$-0-

All other fees:
Audit-related fees	$45,000
Tax consulting fees	843,175
Other fees	7,900

Total all other fees:	$896,075

PROPOSAL TO AMEND OUR
RESTATED CERTIFICATE OF INCORPORATION

Introduction

        On February 19, 2002, our Board of Directors at a duly constituted meeting approved, subject to the approval of our stockholders, an amendment to our Restated Certificate of Incorporation, as amended, to increase the aggregate number of shares of common stock that we have the authority to issue from 25,000,000 to 50,000,000. Our Board of Directors believes that it is in our best interest to increase our authorized common stock. Our Restated Certificate of Incorporation presently authorizes us to issue 25,500,000 shares, consisting of 25,000,000 shares of common stock, par value $1.66 2/3 per share, and 500,000 shares of preferred stock, of no par value. Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our Restated Certificate of Incorporation, holders of our common stock do not have preemptive rights.

        If approved by our stockholders at the Annual Meeting, the amendment to our Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. If our stockholders authorize the proposed amendment to our Restated Certificate of Incorporation, Article IV of our Restated Certificate of Incorporation will be amended to read as follows:

Article IV.

    The corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "preferred stock" and "common stock". The total number of shares of capital stock which the corporation shall be authorized to issue is fifty million five hundred thousand, of which five hundred thousand shall be shares of preferred stock without par value and fifty million shall be shares of common stock of the par value of $1.66 2/3 per share. No holder of any shares of preferred stock or any shares of common stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock or of securities of the corporation convertible into capital stock, of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash, property, services or otherwise. Shares of preferred stock of the corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of that series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of preferred stock, the shares of common stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of common stock shall be entitled to one vote for each share held.

Reasons and Effect of the Amendment

        As of March 25, 2002, of our 25,000,000 million authorized shares of common stock:

  •
  [11,894,751] shares were issued and outstanding;

  •
  [1,753,907] shares were reserved for issuance under our various benefit plans (not including increased amounts proposed to be reserved under amendments to our 2000 Stock Incentive Plan and 1995 Director Plan, subject to stockholder approval at the Annual Meeting); and

  •
  5,779,445 shares were reserved for issuance under our stockholder rights plan.

Accordingly, as of March 25, 2002, we have [5,571,897] shares of common stock remaining available for issuance for other purposes.

        We are seeking our stockholders' approval to amend our Restated Certificate of Incorporation and increase our authorized common stock for several reasons. Our Board of Directors believes it is necessary to increase the number of shares of our authorized common stock in order to provide Nash Finch with the flexibility to issue common stock for a variety of business purposes which may arise and our Board deems advisable, without further action by our stockholders, unless required by law, regulation or the rules of the Nasdaq Stock Market or of any other stock exchange applicable at such time. These purposes include, among other bona fide purposes:

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  the sale of stock to obtain additional capital;

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  the issuance of stock in connection with the acquisition of other companies, businesses or assets; and

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  the declaration of future stock dividends (including stock splits in the form of a dividend).

        A greater flexibility for raising capital or acquiring other companies and businesses would benefit our internal growth and acquisition strategy, allow us to repay indebtedness if needed, fund stock-related benefits and fund other working capital and general corporate requirements. We currently have no plans to declare a stock dividend or stock split and have no present plans, arrangements or understandings with respect to a sale of stock or possible acquisition.

        If the proposed amendment to our Restated Certificate of Incorporation is delayed or our stockholders do not adopt it, we may find it necessary to convene a special meeting of stockholders in the event we wish to consummate a transaction in which the number of shares of common stock that would be issued in the transaction would exceed the then available shares. A special meeting could potentially increase the costs of a future transaction and the additional time necessary to prepare for and hold a special meeting could serve as a disincentive for third parties otherwise interested in making an investment in, or entering into such a transaction with, Nash Finch.

        There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment to the Restated Certificate of Incorporation. The additional shares might be issued at times and under circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of our common stock.

Potential Anti-Takeover Effect

        While the issuance of additional shares of our common stock could have the effect of impeding an unsolicited attempt by a person or entity to acquire control of Nash Finch, our Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure nor are we aware of any proposed or contemplated transaction of this type. Our issuance of additional shares of common stock could, depending upon the circumstances under which the shares are issued, reduce stockholders' equity per share, and would reduce the percentage of ownership of our common stock of existing stockholders.

        We currently have a stockholder rights agreement with Wells Fargo Bank Minnesota, N.A., which provides that each outstanding share of our common stock includes a right to purchase additional shares of our common stock upon the occurrence of certain events described in the stockholder rights agreement. Each right entitles its holder, subject to the terms of the stockholder rights agreement, to purchase from Nash Finch one-half of one share of our common stock for $30, subject to adjustment as described in the stockholder rights agreement. These rights are attached to all certificates representing our outstanding shares of common stock, and no separate rights certificates have been distributed.

        Our Board of Directors is authorized to issue shares of preferred stock, no par value, in one or more series without further action by our stockholders, unless required by law, regulation or Nasdaq rules. Our Board of Directors is authorized to establish the rights, preferences, privileges and restrictions, such as voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of a series of preferred stock. The authority of the Board of Directors to issue other series of preferred stock and to set the terms of the preferred stock could also discourage or defeat unsolicited share accumulation programs and acquisition proposals.

        We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation owned, within three years prior to the determination of interested stockholder status, 15% or more of a corporation's voting stock. The existence of this provision could prevent a takeover of our company with respect to transactions not approved in advance by the Board of Directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

        Finally, our Restated Certificate of Incorporation also contains several provisions which may deter or discourage takeover attempts by making it more difficult for a person who has gained a substantial equity interest in Nash Finch to effectively exercise control. Specifically, our Restated Certificate of Incorporation:

  •
  requires the affirmative vote of 75% of our outstanding shares of voting stock to approve fundamental changes such as any merger or exchange of our shares or any of our subsidiaries, any sale, lease, exchange or other disposition of all or substantially all of our assets or any voluntary dissolution of Nash Finch, unless our Board of Directors has approved these types of changes in advance, in which case the required vote is a majority;

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  requires the affirmative vote of holders of at least 75% of our outstanding shares of common stock held by stockholders who do not control Nash Finch, in addition to the vote requirements described in the paragraph above, to approve specified transactions involving Nash Finch and a controlling person, which generally is a person or group that beneficially owns more than 10% of our outstanding common stock, such as a merger with or sale of assets to the controlling person, unless a specified minimum price is paid to stockholders not voting in favor of the transaction whose equity interest would be terminated by the transaction and a proxy statement is distributed in connection with the proposed transaction;

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  divides our Board of Directors into three classes of as nearly equal size as possible having three-year staggered terms;

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  provides that our Board of Directors may fill vacancies on the Board, fix its size at any number between nine and 17, and fill newly-created directorships;

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  does not provide for cumulative voting in the election of our Board of Directors;

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  provides that our stockholders may remove directors from our Board only for cause and upon the affirmative vote of at least 75% of our outstanding voting stock;

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  provides that stockholder nominations of persons for the position of director must generally be made no less than 10 days prior to a stockholders' meeting called for the election of directors;

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  requires our Board of Directors, when reviewing an offer by another person to acquire or combine with Nash Finch, to consider all factors it deems relevant, such as price, the expected social and economic effects of the transaction on our employees, customers, suppliers and other constituents, and on the communities in which we operate;

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  requires that all actions of our stockholders be taken at a meeting of stockholders and that no corporate action may be taken by written consent of the stockholders;

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  prohibits our stockholders from calling or requesting a special meeting of stockholders, but allows the Chair of our Board of Directors, our President or two-thirds of our Board to call such a meeting; and

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  requires the affirmative vote of 75% of our outstanding voting stock to amend or repeal all but one of the above provisions (exclusive of the second bullet above) in our Restated Certificate of Incorporation, and the affirmative vote of 75% of our outstanding common stock owned by non-controlling stockholders to amend or repeal the provisions of our Restated Certificate of Incorporation described in the second bullet above.

        All of the foregoing provisions of our Restated Certificate of Incorporation may have the effect of deterring or discouraging takeovers or delaying changes in control of Nash Finch.

Board of Directors Recommendation

        Our Board of Directors recommends that our stockholders vote FOR the approval of the amendment to our Restated Certificate of Incorporation. The proposal to amend our Restated Certificate of Incorporation requires the affirmative vote of a majority of our total shares of common stock issued and outstanding, and entitled to be voted at the meeting. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the approval of the amendment to our Restated Certificate of Incorporation.

PROPOSAL TO AMEND THE
2000 STOCK INCENTIVE PLAN

Introduction

        On February 22, 2000, our Board of Directors adopted the 2000 Stock Incentive Plan, otherwise referred to herein as the "2000 Plan." The 2000 Plan was approved by the stockholders on May 9, 2000. All employees of Nash Finch or any of its subsidiaries and any non-employee directors, consultants and independent contractors of Nash Finch or any of its subsidiaries are eligible to participate in the 2000 Plan. These incentive awards consist of stock options, including "incentive options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), "non-statutory stock options" not qualifying for such incentive treatment, stock appreciation rights, restricted stock awards, performance units and stock bonuses.

        The purpose of the 2000 Plan is to is to support the maximization of long-term value creation for Nash-Finch and our stockholders by enabling Nash Finch and our subsidiaries to attract and retain persons of ability to perform services by providing an incentive to such individuals through equity participation in the company, and by rewarding such individuals who contribute to the achievement of our economic objectives.

        On February 19, 2002, our Board of Directors approved amendments to the 2000 Plan, subject to stockholder approval at the Annual Meeting, which

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  increase the number of shares of our common stock specifically reserved for issuance under the 2000 Plan by 500,000 shares; and

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  are intended to qualify certain incentive awards as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").

        At the Annual Meeting our stockholders will vote on whether to approve these amendments to the 2000 Plan.

Reasons for Amendments

        Providing stock option grants and other incentive awards under the 2000 Plan is an important element in our overall success. In general, our Board believes that equity-based incentives align the interest of our management and employees with those of our stockholders. In addition, providing stock option grants and other incentive awards under the 2000 Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors our Board believes is necessary for the achievement of Nash Finch's goals.

        Given the intense competition for such personnel, our Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

        Specifically, the increase in the number of shares of our common stock reserved for issuance under the 2000 Plan is necessary to permit Nash Finch to continue the operation of the 2000 Plan. If this increase in the number of shares reserved for issuance under the 2000 Plan is approved by the stockholders at the Annual Meeting, incentive awards totaling up to an additional 500,000 shares may be granted to employees, non-employee directors, consultants and independent contractors following the Annual Meeting. To date, incentive awards under the 2000 Plan have only been granted to employees.

        In addition, the amendments seeking to qualify certain incentive awards under the 2000 Plan as "performance-based compensation" under Section 162(m) are important to Nash Finch in order to allow us to offer competitive compensation to our "covered employees" under Section 162(m) and to maximize our ability to deduct the compensation paid to those employees for tax purposes.

        As discussed above in the report of the Compensation Committee, Section 162(m) provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation paid to a "covered employee" in excess of $1 million in a taxable year. A "covered employee" is our chief executive officer and any other officer who is among our four other most highly compensated officers at year-end.

        The $1 million deduction limit does not apply to compensation that meets the requirements for "performance-based compensation" under applicable Treasury Regulations. Compensation is "performance-based compensation" if, among other things:

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  it is payable solely on account of the attainment of one or more objective performance goals that are pre-established by a committee of the Board of Directors that is comprised solely of two or more outside directors; and

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  the material terms of the compensation and the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid.

        Approval of the amendments to the 2000 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2000 Plan and the performance criteria upon which incentive awards intended as "performance-based compensation" under Section 162(m) may be made.

Summary of the 2000 Plan

        A general description of the basic features of the 2000 Plan is set forth below. This summary is qualified in its entirety by reference to the actual text of the 2000 Plan. You may obtain a copy of the 2000

Plan from us, free of charge, by sending a request to the address set forth at the beginning of this proxy statement.

        Eligible Participants.    All employees of Nash Finch or any of its subsidiaries and any non-employee directors, consultants and independent contractors of Nash Finch or any of its subsidiaries who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the 2000 Plan. As of the date of this Proxy Statement, approximately 13,000 individuals were eligible to receive incentive awards under the 2000 Plan. As noted above, however, to date incentive awards under the 2000 Plan have only been granted to employees.

        Participants may be granted one or more incentive awards, alone or in combination with other awards. The incentive awards will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the 2000 Plan. All incentive awards are deemed granted as of the date specified in the Compensation Committee's resolution, which will be the date of the participant's award agreement.

        Administration.    The Compensation Committee administers the 2000 Plan. The Compensation Committee has the authority to determine all provisions of incentive awards as long as they are consistent with the terms of the 2000 Plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any such amendment or modification, however, must be permitted by the 2000 Plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

        Except to the extent necessary in connection with certain specified changes in our corporate structure or shares, the Compensation Committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, "underwater" option by

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  amending or modifying the terms of the underwater option to lower the exercise price;

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  canceling the underwater option and granting replacement options having a lower exercise price, restricted stock awards or performance units in exchange; or

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  repurchasing the underwater options and granting new incentive awards under the 2000 Plan.

For purposes of the 2002 Plan, an Option is be deemed to be "underwater" at any time when the fair market value of our common stock is less than the exercise price of the option.

        Stock Subject to the 2000 Plan.    Prior to the proposed amendment of the 2000 Plan described in this Proxy Statement, there were 600,000 shares of our common stock specifically reserved for issuance under the 2000 Plan, plus any shares which had been originally reserved for issuance under our 1994 Stock Incentive Plan and became available for issuance under the 2000 Plan. The proposed amendment to the 2000 Plan would increase the number of shares specifically reserved for issuance under the 2000 Plan by 500,000 shares, to 1,100,000 shares, plus any shares of our common stock which are reserved for issuance in connection with outstanding incentive awards made under our 1994 Stock Incentive Plan, as amended, and become available for future issuance due to forfeiture or cancellation of such incentive awards ("1994 Plan Shares").

        As of March 25, 2002, under the 2000 Plan [25,350] shares of our common stock had been issued upon the exercise of options, 110,224 shares of restricted stock had been issued as part of bonuses paid for

2000 and 2001, performance units totaling 24,875 shares were outstanding, 50,000 shares of restricted stock had been granted to Mr. Marshall and options to purchase [720,700] shares of our common stock were outstanding. Taking into account the then available 1994 Plan Shares, a total of [89,204] shares remained available for future grants under the 2000 Plan as of that date. Assuming approval of an increase of 500,000 shares to the 2000 Plan, [589,204] shares would be available for future grants (not including any awards made under the 2000 Plan after that date).

        In determining the number of shares of our common stock available for issuance under the 2000 Plan at any point in time, shares of common stock that are issued under the 2000 Plan or that are subject to outstanding incentive awards are applied to reduce the maximum number of shares of common stock remaining available for issuance under the 2000 Plan. In addition, any shares of common stock that are subject to an incentive award that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of common stock that are subject to an incentive award that is settled or paid in cash are again made available for issuance under the 2000 Plan.

        In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the company, appropriate adjustment will be made as to:

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  the number and kind of securities available for issuance under the 2000 Plan;

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  the 2000 Plan limits on the numbers of shares that may be granted to an individual within any fiscal year; and

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  in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

  Types of Awards.

        Options.    An option provides the optionee with the opportunity to purchase a specified number of shares of our common stock at a predetermined price for a specific period of time. Options must be granted with an exercise price equal to at least the fair market value of our common stock on the date of grant. For purposes of the 2000 Plan, the fair market value of our common stock is the average of the high and low prices of our common stock, as reported on the Nasdaq National Market on the applicable date. On March 25, 2002, the "fair market value" of a share of our common stock was $            . To date, only non-qualified options have been granted under the 2000 Plan.

        Options become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not become exercisable prior to three months from their date of grant and may not be exercisable after 10 years from their date of grant.

        The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or to be acquired upon option exercise), or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

        Stock Appreciation Rights.    A stock appreciation right is a right to receive a payment from us in the form of stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of our common stock and the exercise price of such shares. The exercise price of a stock appreciation right is determined by the Compensation Committee, but may not be less than the fair market value of our common stock on the date of grant. Stock appreciation rights become exercisable at such times and in such installments as may be determined by the Compensation Committee, except that stock appreciation rights may not become exercisable prior to three months from their date of grant and may not be exercisable after 10 years from their date of grant. A holder of a stock appreciation right has no rights as a stockholder with respect to any shares subject to a stock appreciation right unless and until he or she exercises the right and the Compensation Committee decides to pay the holder in the form of common stock. No stock appreciation rights have been granted to date under the 2000 Plan.

        Restricted Stock Awards.    A restricted stock award is an award of shares of common stock that cannot be transferred to any person for some predetermined period of time, and may have to be returned to us upon the occurrence of certain conditions. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of Nash Finch or one of its subsidiaries for a certain period or that the participant, Nash Finch or one of its subsidiaries satisfy certain performance criteria specified in the 2000 Plan. Unless the Compensation Committee determines otherwise, any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

        Performance Units.    A performance unit is a right to receive cash, common stock, or a combination of both, upon the achievement of established performance goals. A performance unit will vest at such times and in such installments as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions or conditions to the vesting of performance units as it deems appropriate, including that the participant remain in the continuous employ or service of Nash Finch or one of its subsidiaries for a certain period or that the participant, Nash Finch or one of its subsidiaries satisfy certain performance criteria specified in the 2000 Plan.

        Stock Bonuses.    A stock bonus is an award of common stock upon the achievement of established performance goals. A stock bonus will be subject to such terms and conditions, consistent with the other provisions of the 2000 Plan, as may be determined by the Compensation Committee, including that the participant, Nash Finch or one of its subsidiaries satisfy certain performance criteria specified in the 2000 Plan.

        Limitations on Awards.    No participant in the 2000 Plan may be granted any options or stock appreciation rights, or any other incentive awards with a value based solely on an increase in the value of the common stock after the date of grant, relating to more than 120,000 shares of common stock in the aggregate in any fiscal year, except that a participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, options relating to up to 200,000 shares of common stock. In addition, no more than 220,000 shares may be granted pursuant to restricted stock awards, performance units or stock bonuses, other than in exchange for full value at the time of grant or as an incentive to the participant to accept payment of other compensation in the form of shares of common stock. All of the foregoing limitations are subject to adjustment for certain corporate events, as described above under "Stock Subject to the 2000 Plan."

        Qualification of Incentive Awards as "Performance-Based Compensation" Under Section 162(m).    At any time when the Compensation Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m), it may designate whether any restricted stock awards, performance units or stock bonuses are intended to be "performance-based compensation" under Section 162(m). Restricted stock awards, performance units or stock bonuses designated as "performance-based compensation" will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more "performance criteria" set forth in the 2000 Plan, and such performance criteria will be established by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Options and stock appreciation rights granted under the 2000 Plan need not be conditioned upon the achievement of performance criteria in order to constitute "performance-based compensation."

        The performance criteria provided for in the 2000 Plan consist of

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  specified levels of, or relating to, customer satisfaction as measured by a company sponsored customer survey;

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  employee engagement or employee relations as measured by a company sponsored employee survey;

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  employee safety;

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  employee diversity;

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  financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements;

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  retail performance as determined by independent assessment; and

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  operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other similar, objective productivity measures.

        The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Nash Finch, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria to reflect the impact of certain extraordinary events.

        Effect of Change in Control.    See "Change in Control and Severance Agreements" for discussion regarding the effects of a "change in control" on incentive awards granted under the 2000 Plan.

        Effect of Termination of Employment or Service.    In the event a participant's employment or other service with Nash Finch and all subsidiaries is terminated by reason of death or disability,

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  all outstanding option and stock appreciation rights will become immediately exercisable in full and remain exercisable for a period of three years after such termination, but in no event after their original expiration date,

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  all restricted stock awards then held by the participant will become fully vested, and

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  all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms.

        In the event a participant's employment or other service with Nash Finch and all subsidiaries is terminated by reason of retirement,

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  all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of three years after such termination, but in no event after their original expiration date,

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  all restricted stock awards then held by the participant that have not vested will be terminated and forfeited, and

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  all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms.

        In the event a participant's employment or other service with Nash Finch is terminated for any other reason, other than for voluntary termination by the participant or cause, all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of three months after such termination, but in no event after their original expiration date.

        In the event a participant's employment or other service with us is terminated voluntarily by the participant or for cause,

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  all outstanding option and stock appreciation rights will immediately terminate without notice,

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  all restricted stock awards that have not vested as of such termination will be terminated and forfeited, and

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  all performance units and stock bonuses then held by the participant will vest and/or continue to vest according to their original terms.

        We may, in our discretion, modify these post-termination provisions, provided that no option or stock appreciation right may remain exercisable beyond its expiration date.

        Amendment of 2000 Plan.    Our Board of Directors may suspend or terminate the 2000 Plan or any portion thereof at any time, and may amend the 2000 Plan from time to time to conform the 2000 Plan to any change in applicable laws or regulations or in any other respect our Board may deem to be in the best interests of Nash Finch.

        Our Board of Directors may not, however, make an amendment to the 2000 Plan without stockholder approval if stockholder approval is required under Rule 16(b)(3) under the Securities Exchange Act of 1934, Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market or any other stock exchange, if applicable at such time. Furthermore, our Board of Directors cannot make any modification to the 2000 Plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

        Termination.    The 2000 Plan will terminate on February 22, 2010, unless terminated earlier by our Board of Directors. No incentive award may be granted after such termination. Incentive awards outstanding upon termination of the 2000 Plan may continue to be exercised according to their terms.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of Nash Finch or to any individual participant who receives an incentive award under the 2000 Plan.

        Incentive Stock Options.    There will not be any federal income tax consequences to either the participant or Nash Finch as a result of the grant to an employee of an incentive stock option under the Plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to Nash Finch or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

        When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise (the "holding period requirements"), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. We are not entitled to any compensation expense deduction under these circumstances.

        If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant, and our ability to take a corresponding deduction is contingent upon proper withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

        Non-Statutory Stock Options.    Neither the participant nor Nash Finch incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

        At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

        In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

        Stock Appreciation Rights.    A participant who receives a stock appreciation right will not recognize any taxable income at the time of the grant. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, we will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

        Restricted Stock Awards.    With respect to shares issued pursuant to a restricted stock award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. If the shares are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code (a "Section 83(b) election") within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). We will receive a corresponding tax deduction, provided that proper withholding is made and the deduction limitations of Section 162(m) do not apply. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of grant of the restricted stock award.

        A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time the restrictions lapse equal to the then fair market value of the shares. We will receive a corresponding tax deduction, provided that proper withholding is made and the deduction limitations of Section 162(m) do not apply. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

        Performance Units.    A participant who receives a performance unit will not recognize any taxable income at the time of the grant. Upon settlement of the performance unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made and the deduction limitations of Section 162(m) do not apply, we would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

        Stock Bonuses.    With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. In the case of a stock bonus subject to restrictions and a risk of forfeiture, the "date of receipt" will be the date the restrictions lapse unless the recipient makes a Section 83(b) election, as discussed above with regard to restricted stock awards. We will receive a corresponding tax deduction, provided that proper withholding is made and the deduction limitations of Section 162(m) do not apply. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

        Excise Tax on Parachute Payments.    The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of Nash Finch may constitute parachute payments, and in certain cases, "excess parachute payments."

        Section 162(m).    As discussed above, Section 162(m) limits our ability to deduct compensation in excess of $1 million paid to each of the our chief executive officer and any other officer who is among the four other most highly compensated officers, subject, however, to an exception for "performance-based compensation." Assuming stockholder approval of the amendments to the 2000 Plan at the Annual Meeting and the our compliance with the other requirements of Section 162(m), compensation expense resulting from restricted stock awards, performance units or stock bonuses contingent upon the Performance Criteria set forth in the amended 2000 Plan are expected to qualify as "performance-based compensation" excepted from the limit of Section 162(m). Options and stock appreciation rights qualify as "performance-based compensation" excepted from the limit of Section 162(m) under the 2000 Plan as currently in effect, and would continue to so qualify under the terms of the amended 2000 Plan. Compensation expense in connection with any other incentive award under the 2002 Plan will be subject to 162(m) deduction limitation.

Option Awards Under the 2000 Plan

        As of March 25, 2002, we have granted options to purchase shares of our common stock under the 2000 Plan as follows: Mr. Marshall—160,000 shares; Mr. Brown—55,000 shares; Mr. Nelson—95,000 shares; Mr. Cross—40,000 shares; Mr. Dimond—90,000 shares; all executive officers of Nash Finch as a group, 537,500 shares; and all other employees of Nash Finch as a group, 371,750 shares. Options have not been granted under the 2000 Plan to any of the company's non-employee directors.

        As of the date of this Proxy Statement, the Compensation Committee has not approved any awards under the 2000 Plan that are subject to stockholder approval of the proposed plan amendments. The number and type of future awards, including options, under the 2000 Plan, as amended, are within the discretion of the Compensation Committee and there has been no determination made as to such awards or who may receive them.

Board of Directors Recommendation

        Our Board of Directors recommends that our stockholders vote FOR the approval of the amendments to the 2000 Plan. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the approval of the amendments to the 2000 Plan.

PROPOSAL TO AMEND THE
NASH FINCH 1995 DIRECTOR STOCK OPTION PLAN

Introduction

        Effective March 24, 1995, the Board of Directors adopted the Nash Finch 1995 Director Stock Option Plan (the "Director Plan"), providing for the automatic award of nonqualified options to purchase shares of common stock to members of the Board of Directors who are not also employees of Nash Finch. The Director Plan was approved by Nash Finch's stockholders on May 9, 1995 and was subsequently amended by the Board and shareholders in 2000.

        On February 19, 2002, the Board further amended the Director Plan, subject to stockholder approval at the Annual Meeting, to: (i) increase the number of shares of common stock reserved for issuance under the Director Plan by 50,000 shares, from 200,000 shares to 250,000 shares; and (ii) increase the number of shares subject to options automatically granted to non-employee directors under the plan to 5,000 shares from 2,500 shares.

Reasons for Amendment

        The Board of Directors believes that the Director Plan advances the interests of Nash Finch and its stockholders by (i) increasing the proprietary interests of non-employee directors in Nash Finch's long-term success and more closely aligning the interests of such directors with the interests of Nash Finch's stockholders, and (ii) providing an additional means by which Nash Finch can attract and retain experienced and knowledgeable people to serve as directors. The amendments to the Director Plan will allow its continued operation on terms deemed advisable by the Board of Directors and will serve to further advance these important interests.

        Specifically, the increase in the number of shares of common stock reserved for issuance under the Director Plan from 200,000 shares to 250,000 shares is necessary to attract new non-employee directors, as well to allow additional, increased awards to retain current non-employee directors. As of March 25, 2002, Nash Finch had granted options to purchase an aggregate of 76,000 shares of common stock under the Director Plan, of which options to purchase 70,000 shares remained outstanding or had been exercised. If these amendments are approved by the stockholders at the Annual Meeting and each of the non-employee directors standing for election is elected, options to purchase an additional 45,000 shares will automatically be granted immediately following the Annual Meeting. See "Awards Under the Director Plan and New Plan Benefits" below. Following these grants, 135,000 shares of common stock would remain available for future grants under the Director Plan.

Summary of the Director Plan

        The following summary of the principal features of the Director Plan, as amended, is qualified in its entirety by reference to the full text of the Director Plan, a copy of which may be obtained from us, free of charge, by sending a request to the address set forth at the beginning of this Proxy Statement.

        Shares Available under the Director Plan.    No more than 250,000 shares of common stock may be the subject of stock options granted under the Director Plan. The shares of common stock issuable under the Director Plan may, at the election of the Compensation Committee, be either treasury shares or shares authorized but unissued. If there is any change in the corporate structure or shares of common stock of Nash Finch such as in connection with a merger, consolidation, recapitalization, liquidation, reclassification, stock split, stock dividend, or other extraordinary dividend (including a spinoff), the Director Plan provides for an appropriate adjustment to the aggregate number and kind of securities subject to options under the Director Plan, and the number, kind and exercise price of securities subject to outstanding options to prevent dilution or enlargement of rights of participants. If any option terminates, expires or is cancelled without having been exercised in full, then such unexercised shares subject to the option will automatically again become available for issuance under the Director Plan.

        Eligibility.    All directors of Nash Finch who are not full-time employees of Nash Finch or its subsidiaries are eligible to participate in the Director Plan.

        Option Grants.    Annual grants of options to purchase 5,000 shares of common stock will be made automatically to each eligible non-employee director immediately following each annual meeting of Nash Finch's stockholders. The exercise price per share of each option granted under the Director Plan will be 100% of the fair market value of the underlying common stock on the date the option is granted (determined by the same method used under the 2000 Plan). Payment for stock purchased upon the exercise of an option must be made in full in cash at the time of exercise. An option granted under the Director Plan will become exercisable in full six months after its date of grant, and will no longer be exercisable five years from its date of grant.

        If an eligible director's service as a director is terminated due to death or disability, all outstanding options then held by the director will become exercisable in full and will remain exercisable for one year.

        If an eligible director's service is terminated by reason of retirement according to the normal retirement/pension plan or practice of Nash Finch then covering the eligible director, all outstanding options under the Director Plan then held by the eligible director will become immediately exercisable in full and (i) if granted prior to February 22, 2000, will remain exercisable for one year following such termination (but in no event after the expiration date of any such option); and (ii) if granted after February 22, 2000, will continue to be exercisable according to their terms.

        If a director's service is terminated for any reason other than death, disability or retirement, all rights of the eligible director under the Director Plan and any agreements evidencing an option under the Director Plan will immediately terminate without notice of any kind and no such options then held by the eligible director will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination for "cause" (as defined in the Director Plan), all such outstanding options then held by the director will remain exercisable for a period of three months after termination of service as a director (but in no event after the expiration date of any such option) to the extent such options were exercisable as of such termination.

        Administration of Director Plan.    The Director Plan is currently administered by the Compensation Committee. The Compensation Committee, however, has no authority or discretion to determine eligibility for participation in the Director Plan, the number of shares of common stock to be subject to options granted under the Director Plan, or the timing, pricing or other terms and conditions of such options. As a result, the Committee cannot engage in any "repricing" of options granted under the Director Plan except to the extent necessary in connection with certain specified changes in our corporate structure or shares.

        Amendment of the Plan.    The Board may amend the Director Plan in such respects as is deemed advisable. No such amendment will be effective without the approval of Nash Finch's stockholders if stockholder approval of the amendment is required pursuant to the rules of the Nasdaq Stock Market or any other stock exchange applicable at such time. Furthermore, the Director Plan may not be amended more than once every six months unless permitted by Rule 16b-3 under the Exchange Act.

        Non-transferability of Award.    No Option granted under the Director Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

        Term of the Plan.    The Director Plan became effective as of March 24, 1995 and will terminate on March 1, 2005.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an option.

        The options granted under the Director Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Generally, neither the non-employee director nor Nash Finch incurs any federal income tax consequences as a result of the grant of an option. Upon exercise of an option, the non-employee director will recognize ordinary compensation income in an amount equal to the difference between (i) the fair market value of the shares purchased on the date of exercise, and (ii) the consideration paid for the shares. Nash Finch will generally be entitled to a corresponding tax deduction at the time the non-employee director realizes ordinary income.

        At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of an option, any gain or loss will be a capital gain or loss. Such gain or loss will be a long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise. Such a sale of option shares by a non-employee director will have no tax consequences for Nash Finch.

Awards Under the Director Plan and New Plan Benefits

        As of March 25, 2002, directors of Nash Finch who are not also executive officers, as a group, have received options under the Director Plan to purchase 76,000 shares of common stock. No other persons are eligible to receive awards under the Director Plan.

        As illustrated in the table below, if the proposal to amend the Director Plan is approved by the stockholders at the Annual Meeting, each of Messrs. Donald, Ford, Nash, Stokely and Graham and Ms. Stein and, assuming their election at the Annual Meeting, Dr. Bitter and Messrs. Grunewald and Voss will automatically be granted options under the Director Plan to purchase 5,000 shares of common stock, in lieu of the 2,500 share option grant currently provided for under the Director Plan. Accordingly, each of such persons will benefit from the approval of the Director Plan by the stockholders at the Annual Meeting.

New Plan Benefits

Director Plan
(Options Granted)
Non-Executive Director Group	22,500	(1)

(1)
Consists of non-statutory stock options to purchase an additional 2,500 shares of common stock that will be granted to each non-employee director upon shareholder approval of the proposal to amend the Director Plan, over and above the 2,500 share option grant currently provided for in the Director Plan.

        No additional benefits will accrue to any of the executive officers of Nash Finch named in the Summary Compensation Table above or any other employee of the company as a result of approval of the proposal to amend the Director Plan.

        The exact number or amounts of any other future grants of options under the Director Plan are not determinable at this time, as such grants are dependent upon the future election and/or continued service on the Board of eligible directors.

Board of Directors Recommendations

        The Board of Directors recommends that the stockholders vote FOR the approval of the amendments to the Director Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of the amendments to the Director Plan.

PROPOSAL TO APPROVE THE NASH FINCH
PERFORMANCE INCENTIVE PLAN

        Effective February 19, 2002, our Board of Directors adopted the Nash Finch Performance Incentive Plan (the "Performance Plan"). The Performance Plan is designed to assist us in attracting and retaining certain highly qualified employees possessing outstanding ability, motivating such employees by means of performance related incentives, and providing incentive compensation opportunities which are competitive with those of major corporations. At the Annual Meeting, our stockholders will vote on whether to approve the Performance Plan as it relates to incentive awards to certain individuals, as described below.

Background—"Performance-Based Compensation" Under Section 162(m)

        We are asking our stockholders to vote on the Performance Plan in order to satisfy the requirements of Section 162(m).

        As discussed above in both the report of the Compensation Committee and under "Proposal to Amend the 2000 Stock Incentive Plan," Section 162(m) provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation paid to a "covered employee" in excess of $1 million in a taxable year. A "covered employee" is our chief executive officer and any other officer who is among our four other most highly compensated officers at year-end.

        The $1 million deduction limit does not apply to compensation that meets the requirements for "performance-based compensation" under applicable Treasury Regulations. Compensation is "performance-based compensation" if, among other things:

  •
  it is payable solely on account of the attainment of one or more performance goals that are established by a committee of the Board of Directors that is comprised solely of two or more outside directors; and

  •
  the material terms of the compensation and the performance goals are disclosed to stockholders and approved in a separate stockholder vote before the compensation is paid.

        In order to maximize our ability to deduct compensation paid to our employees covered by Section 162(m), our Board of Directors requests that the stockholders approve the Performance Plan as it relates to payment of certain designated incentive awards to covered employees. These incentive awards will not be paid to the covered employees under the Performance Plan if the stockholders do not approve this proposal at the Annual Meeting.

Summary of the Performance Plan

        The following summarizes the material terms of the Performance Plan applying to covered awards under Section 162(m). This summary is qualified in its entirety by reference to the actual text of the Performance Plan. You may obtain a copy of the Performance Plan from us, free of charge, by sending a request to the address set forth at the beginning of this proxy statement.

        Administration.    Awards to covered employees that are to be deductible under Section 162(m) will be administered by the Compensation Committee of our Board of Directors (the "Committee"). As indicated above, for purposes of Section 162(m) the Committee must consist solely of two or more "outside directors" within the meaning of Section 162(m).

        Eligible Employees; Limitations on Incentive Awards.    On an annual basis, the Committee will select the covered employees who are eligible to receive an incentive award under the Performance Plan.

        To be entitled to receive payment of an award for a given year, the covered employee must generally be actively employed or on an approved leave of absence at the end of the award year. However, in its sole discretion, the Committee may pay an award to a terminated covered employee. In any event, the value of an incentive award payable to a covered employee (including the value, if any, of the 15% restricted stock match discussed below) may not exceed $3 million for any year.

        Determination of Incentive Awards; Performance Objectives.    An incentive award payable to a covered employee will be based on performance objectives established by the Committee at the beginning of the fiscal year and on the covered employee's performance for the year.

        Prior to the beginning of each year, the Committee will establish an "incentive opportunity" for each covered employee, expressed as a percentage of their base compensation. The incentive opportunity will be subject to the attainment of one or more objectively determinable performance objectives established by the Committee for the year. The Committee will establish performance objectives from one or more of the following measures:

  •
  specified levels of, or relating to, customer satisfaction as measured by a company sponsored customer survey;

  •
  employee engagement or employee relations as measured by a Company sponsored employee survey;

  •
  employee safety;

  •
  employee diversity;

  •
  financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added and working capital and productivity improvements;

  •
  retail store performance as determined by independent assessment; and

  •
  operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures.

        Performance objectives may be described in terms of Nash Finch, subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. If more than one performance objective is selected, then the Committee will weight each performance objective for the year. The performance objective(s) will be assigned specific factors for the attainment of threshold, target or maximum levels of performance. Each covered employee is also assigned an individual performance modifier of 125%, subject to reduction by the Committee following the end of the year based on his or her individual performance for the year.

        The covered employee's individual performance modifier, together with the attained performance objective factors, will establish the extent to which each covered employee is entitled to their incentive opportunity. Because the performance objective factors and an individual performance modifier may exceed 100%, a covered employee may be entitled to an incentive award in excess of his or her incentive opportunity for the year.

        At the beginning of an award year, the Committee may also establish an incentive award for covered employees based solely on attainment of one or more financial performance objectives. However, the Committee will have complete discretion to reduce the amount of any such award.

        Because incentive awards under the Performance Plan are subject to the discretion of the Committee and subject to the attainment of the performance objectives, the benefits or amounts that will be allocated to covered employees under the Performance Plan are not determinable at this time.

        Payment of Incentive Awards; Election to Receive Payment in Stock; Matching Restricted Stock Award.    Subject to a covered employee's right to elect to receive payment in shares of common stock, as discussed below, incentive awards will be paid to covered employees in cash as soon as practicable following the end of each year.

        A covered employee may elect to receive payment of all or any portion of an incentive award in the form of shares of common stock having an equal value, as determined by the fair market value on the payment date. To the extent that a covered employee elects to receive payment in the form of shares of common stock, the covered employee will be granted additional restricted shares equal to 15% of the number of shares elected to be received in lieu of cash payment of the incentive award. All such shares will be granted under the Company's 2000 Stock Incentive Plan, as amended. The restricted shares will vest in full on the date two years following the date of payment of the incentive award, provided that the executive has retained beneficial ownership of the unrestricted shares, and will otherwise be subject to the terms and conditions of the 2000 Stock Incentive Plan.

        Amendment or Termination; Term.    Our Board of Directors may amend or terminate the Performance Plan, in whole or in part, from time to time. The Board of Directors or the Committee may also amend the performance objectives selected for a year and may modify the time and manner for payment of any award prior to its payment, as long as the modifications are not detrimental to the covered employee, except that the Committee will not have any authority to amend or modify the terms of any covered award in any manner which would impair its deductibility under Section 162(m) of the Code. The Committee may appropriately adjust any evaluation of performance under the performance objectives to reflect the impact of certain extraordinary events.

Recommendation

        Our Board of Directors recommends that our stockholders vote FOR the approval of the Performance Plan. A vote in favor of the Performance Plan will constitute approval, for purposes of the exemption from Section 162(m), of each of the material terms of the Performance Plan, including the performance objectives described above, and will authorize the Committee to issue designated, "performance based" awards under the Performance Plan to covered employees. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the approval of the Performance Plan. Awards will not be paid to the covered employees under the Performance Plan if the stockholders do not approve this proposal at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Nash Finch's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of common stock to file with the SEC reports of initial ownership and reports of changes in ownership in common stock. Copies of such reports must also be furnished to Nash Finch, which offers assistance to its directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing.

        To Nash Finch's knowledge, based upon a review of the copies of reports furnished to Nash Finch and written representations, all filing requirements applicable to directors and executive officers were complied with during the fiscal year ended December 29, 2001, except that the Form 3 Initial Statement of Beneficial Ownership of Jeffrey E. Poore, an executive officer, was filed five days late because he was traveling on Nash Finch business.

INDEPENDENT AUDITORS

        On July 10, 2001, the Board of Directors approved the engagement of Ernst & Young LLP to serve as Nash Finch's independent certified public accountants to audit Nash Finch's financial statements for the fiscal year ending December 29, 2001. The Board of Directors, however, has not approved the engagement of independent certified public accountants to audit Nash Finch's financial statements for the fiscal year ending December 28, 2002. The Board of Directors will address this matter after the management team of Nash Finch makes a recommendation to the Audit Committee.

        Nash Finch has requested and expects a representative of Ernst & Young LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

2003 STOCKHOLDER PROPOSALS

        Any proposal of a Nash Finch stockholder intended to be presented at the Annual Meeting of Stockholders in 2003 must be received by Nash Finch at its principal executive office not later than [December 5, 2002], for inclusion in its proxy statement and form of proxy. A stockholder who wishes to make a proposal at the Annual Meeting in 2003 without including the proposal in Nash Finch's proxy statement must notify Nash Finch by [February 18, 2003]. If a stockholder fails to give notice by this date, then the persons named as proxies by Nash Finch for that Annual Meeting will have discretionary authority to vote on the proposal.

HOUSEHOLDING INFORMATION

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that you and other holders of the Company's common stock in your household may not receive separate copies of our Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Attention: Corporate Secretary, P. O. Box 355, Minneapolis, MN 55440-0555, telephone (952) 832-0534

MISCELLANEOUS

        Our Board of Directors is not aware of any other matters which may be presented to our stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

        We will bear the cost of soliciting proxies. Directors, officers and regular employees of Nash Finch may, without compensation other than their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. Nash Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of our common stock.

        All stockholders who do not expect to attend the Annual Meeting, are urged to execute and return the enclosed proxy card promptly.

By Order of the Board of Directors

Norman R. Soland
Sr. Vice President, Secretary and General Counsel
April [4], 2002 Edina, Minnesota

NASH-FINCH COMPANY
2000 STOCK INCENTIVE PLAN
(as amended effective February 19, 2002)

1.
Purpose of Plan.

        The purpose of the Nash-Finch Company 2000 Stock Incentive Plan (the "Plan") is to support the maximization of long-term value creation for Nash-Finch Company (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.
Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

        2.1  "Board" means the Board of Directors of the Company.

        2.2  "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

        2.3  "Change in Control" means an event described in Section 13.1 of the Plan.

        2.4  "Code" means the Internal Revenue Code of 1986, as amended.

        2.5  "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

        2.6  "Common Stock" means the common stock of the Company, $1.66 2/3 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

        2.7  "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

        2.8  "Eligible Recipients" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

        2.9  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.10 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock during the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

        2.11 "Incentive Award" means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

        2.12 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.13 "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

        2.14 "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

        2.15 "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

        2.16 "Performance Criteria" means the performance criteria that may be used by the Committee in granting Performance Units or Restricted Stock Awards contingent upon achievement of performance goals, consisting of specified levels of, or relating to, customer satisfaction as measured by a Company sponsored customer survey; employee engagement or employee relations as measured by a Company sponsored survey; employee safety; employee diversity; financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements; retail store performance as determined by independent assessment; and operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

        2.17 "Performance Unit" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of Performance Criteria or other established employment, service, performance or other goals during a specified period.

        2.18 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

        2.19 "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

        2.20 "Retirement" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

        2.21 "Securities Act" means the Securities Act of 1933, as amended.

        2.22 "Stock Appreciation Right" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

        2.23 "Stock Bonus" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

        2.24 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

        2.25 "Tax Date" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3.
Plan Administration.

        3.1  The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

        3.2  Authority of the Committee.

          (a)  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b)  The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award or accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

          (c)  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

          (d)  Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company's stockholders, seek to effect any re-pricing of any previously granted, "underwater" Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Units in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), an Option will be deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4.
Shares Available for Issuance.

        4.1  Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,100,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the stockholders of the Company, are reserved for issuance under the Company's 1994 Stock Incentive Plan, as amended, and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan. Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted any Options or Stock Appreciation Rights, or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 120,000 shares of Common Stock in the aggregate in any fiscal year of the Company; provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options relating to up to 200,000 shares of Common Stock; and (ii) no more than an aggregate of 220,000 shares of Common Stock may be granted pursuant to Restricted Stock Awards, Performance Units or Stock Bonuses under the Plan, other than in exchange for full value at the time of grant or as an incentive to the Participant to accept payment of other compensation in the form of shares of Common Stock, with all of the foregoing limitations subject to adjustment as provided in Section 4.3 of the Plan.

        4.2  Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

        4.3  Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5.
Participation.

        Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its stockholders. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.
Options.

        6.1  Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

        6.2  Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant or, with respect to an Incentive Stock Option, 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

        6.3  Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable prior to six months from its date of grant (other than in connection with a Participant's death or Disability) and no Option may be exercisable after 10 years from its date of grant (or, in the case of an Incentive Stock Option, five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

        6.4  Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion), a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

        6.5  Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

        6.6  Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the

Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.
Stock Appreciation Rights.

        7.1  Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

        7.2  Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

        7.3  Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to six months from its date of grant (other than in connection with a Participant's death or Disability) or after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.
Restricted Stock Awards.

        8.1  Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Restricted Stock Award may vest prior to six months from its date of grant other than in connection with a Participant's death or Disability.

        8.2  Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

        8.3  Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

        8.4  Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9.
Performance Units.

        An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock, Restricted Stock Awards or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

10.
Stock Bonuses.

        An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11.
Effect of Termination of Employment or Other Service.

        11.1 Termination Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award:

          (a)  In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

              (i)  All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and remain exercisable, for a period of three years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

            (ii)  All Restricted Stock Awards then held by the Participant will become fully vested; and

            (iii)  All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

          (b)  In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

              (i)  All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

            (ii)  All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

            (iii)  All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

11.2
Termination for Reasons Other than Death, Disability or Retirement.

          (a)  Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than voluntary termination by the Participant or termination by the Company or any Subsidiary for "cause," all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

          (b)  For purposes of this Section 11.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

        11.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Restricted Stock Award may become exercisable or vest prior to six months from its date of grant (other than in connection with a Participant's death or Disability) or remain exercisable or continue to vest beyond its expiration date.

        11.4 Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

        11.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12.
Payment of Withholding Taxes.

        12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

        12.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13.
Change in Control.

        13.1 Change in Control. For purposes of this Section 13, a "Change in Control" of the Company will mean the following:

          (a)  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Person (as defined below);

          (b)  consummation of any stockholder approved plan for the liquidation or dissolution of the Company;

          (c)  any Person, other than a Bona Fide Underwriter (as defined below), becoming after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not more than 50%, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined below), or (ii) more than 50% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

          (d)  a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective time of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective time of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

          (e)  the Continuity Directors cease for any reason to constitute at least a majority of the Board.

        13.2 Change in Control Definitions. For purposes of this Section 13:

          (a)  "Continuity Director" means any individual who was a member of the Board on the effective date of the Plan, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are Continuity Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination). For example, assuming that nine individuals comprise the entire Board as of the effective date of the Plan, if a majority of such individuals approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board as of the effective date of the Plan, these two newly elected directors would join the remaining seven directors who were members of the Board as of the effective date of the Plan as Continuity Directors. Similarly, if subsequently a majority of these directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board as of the effective date of the Plan, these three newly elected directors would also become, along with the other six directors, Continuity Directors. Individuals subsequently joining the Board could become Continuity Directors under the principles reflected in this example.

          (b)  "Bona Fide Underwriter" means a Person engaged in business as an underwriter of securities that acquires securities of the Company from the Company through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

          (c)  "Person" means any individual, corporation, partnership, group, association or other "person," as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any affiliate or any benefit plan sponsored by the Company or any affiliate. For this purpose, an affiliate is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

        13.3 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options and Stock Appreciation Rights that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.

        13.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

        13.5 Limitation on Change in Control Payments. Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the

Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 13.3 or 13.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 13.5 will not apply, and any "payments" to a Participant pursuant to Section 13.3 or 13.4 of the Plan will be treated as "payments" arising under such separate agreement.

14.
Rights of Eligible Recipients and Participants; Transferability.

        14.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

        14.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

        14.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

        14.4 Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

        14.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15.
Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16.
Performance-Based Compensation Provisions.

        The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code ("Section 162(m)"), in its sole discretion, may designate whether any Incentive Awards are intended to be "performance-based compensation" within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Performance Units and Stock Bonuses. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

17.
Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the Nasdaq Stock Market or any other stock exchange, if applicable at such time. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 13 of the Plan.

18.
Effective Date and Duration of the Plan.

        The Plan is effective as of February 22, 2000, the date it was adopted by the Board. The Plan will terminate at midnight on February 22, 2010, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

19.
Miscellaneous.

        19.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

        19.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

NASH FINCH COMPANY
1995 DIRECTOR STOCK OPTION PLAN

(As amended on February 22, 2000 and February 19, 2002)

1.
Purpose of Plan.

        The purpose of the Nash Finch Company 1995 Director Stock Option Plan (the "Plan") is to advance the interests of Nash Finch Company (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's stockholders.

2.
Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

        2.1  "Board" means the Board of Directors of the Company.

        2.2  "Code" means the Internal Revenue Code of 1986, as amended.

        2.3  "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

        2.4  "Common Stock" means the common stock of the Company, par value $1.66 2/3 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

        2.5  "Disability" means the disability of an Eligible Director such as would entitle the Eligible Director to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is applicable to the Eligible Director, the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

        2.6  "Eligible Directors" means all directors of the Company who are not, as of the date of grant of an Option, full-time employees of the Company or any subsidiary of the Company.

        2.7  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.8  "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the mean between the reported high and low sale prices of the Common Stock during the regular trading session as reported on the Nasdaq National Market or any stock exchange on which the Common Stock is listed.

        2.9  "Option" means a right to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan) granted to an Eligible Director pursuant to Section 5 of the Plan. An Option does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.10 "Retirement" means the retirement of an Eligible Director pursuant to and in accordance with the normal retirement/pension plan or practice of the Company then covering the Eligible Director.

        2.11 "Securities Act" means the Securities Act of 1933, as amended.

3.
Plan Administration.

        The Plan will be administered by a committee (the "Committee") consisting solely of two or more members of the Board. All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Options, or the timing, pricing or other terms and conditions of the Options.

4.
Shares Available for Issuance.

        4.1  Maximum Number of Shares Available.    Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 250,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

        4.2  Accounting for Options.    Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

        4.3  Adjustments to Shares and Options.    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Options.

5.
Options.

        5.1  Grant.    On an annual basis, each director of the Company who qualifies as an Eligible Director immediately following each annual meeting of stockholders of the Company will be granted an Option.

        5.2  Exercise Price.    The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order).

        5.3  Exercisability and Duration.    Each Option will become exercisable in full six months following its date of grant and, subject to earlier termination in accordance with Section 5.6 of the Plan, will expire and will no longer be exercisable five years from its date of grant.

        5.4  Manner of Exercise.    An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such

Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Corporate Secretary) at its principal executive office in Edina, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 5.2 of the Plan.

        5.5  Rights as a Stockholder.    As a holder of Options, an Eligible Director will have no rights as a stockholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

        5.6  Effect of Termination of Service as Director.

          (a)  Termination Due to Death or Disability.    In the event an Eligible Director's service as a director of the Company is terminated by reason of death or Disability, all outstanding Options then held by the Eligible Director will become immediately exercisable in full and will remain exercisable for one year following such termination (but in no event after the expiration date of any such Option).

          (b)  Termination Due to Retirement.    In the event an Eligible Director's services as a director of the Company is terminated by reason of Retirement, all outstanding options then held by the Eligible Director will become immediately exercisable in full and (i) if granted prior to February 22, 2000, will remain exercisable for one year following such termination (but in no event after the expiration date of any such Option), and (ii) if granted after February 22, 2000, will continue to be exercisable in accordance with their terms.

          (c)  Termination for Reasons Other than Death, Disability or Retirement.

              (i)  In the event an Eligible Director's service as a director of the Company is terminated for any reason other than death, Disability or Retirement, all rights of the Eligible Director under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind and no Options then held by the Eligible Director will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination for "cause," all outstanding Options then held by the Eligible Director will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

            (ii)  For purposes of this Section 5.6, "cause" will be as defined in any agreement or policy applicable to the Eligible Director or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any service, confidentiality or noncompete agreement entered into with the Company.

6.
Date of Termination of Service as a Director.

        An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

7.
Rights of Eligible Directors; Transferability of Interests.

        7.1  Service as a Director.    Nothing in the Plan will interfere with or limit in any way the right of the shareholders to remove an Eligible Director at any time, and neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director will be retained for any period of time or at any particular rate of compensation.

        7.2  Restrictions on Transfer of Interests.    Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Option prior to the exercise of Options will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. In the event of an Eligible Director's death, exercise of any Options (to the extent permitted pursuant to Section 5 of the Plan) may be made by the Eligible Director's legal representatives, heirs and legatees.

        7.3  Non-Exclusivity of the Plan.    Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

8.
Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

9.
Plan Amendment, Modification and Termination

        The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the rules of the Nasdaq Stock Market or any other stock exchange, if applicable at such time. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 of the Plan.

10.
Effective Date and Duration of the Plan

        The Plan is effective as of March 24, 1995, the date it was adopted by the Board. The Plan will terminate at midnight on March 1, 2005, and may be terminated prior thereto by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

11.
Miscellaneous

        11.1 Governing Law.    Except in connection with matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

        11.2 Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

NASH-FINCH COMPANY
PERFORMANCE INCENTIVE PLAN

I. PURPOSE

  A.
  General. In an effort to maintain a position of leadership in the industry in which Nash-Finch Company (the "Company") competes, it is necessary to promote financial interests of the Company and its Subsidiaries, including its growth, by attracting and retaining certain highly qualified employees possessing outstanding ability, motivating such employees by means of performance related incentives, and providing incentive compensation opportunities which are competitive with those of major corporations. The Nash-Finch Company Performance Incentive Plan (the "Plan") hereinafter described is designed to assist the Company in attaining these objectives.

  B.
  Performance-Based Compensation. With respect to Covered Awards, the Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Code and shall be construed and administered so as to ensure such compliance.

  C.
  Cash Bonus Plan. The Plan is not intended to be (and shall not be construed and administered as) an employee benefit plan within the meaning of ERISA. Incentive Awards under this Plan are intended to be discretionary and shall not constitute a part of an employee's regular rate of pay.

II. PLAN ADMINISTRATION

  A.
  Plan Administration. The Company or its delegate has the authority and responsibility to manage and control the general administration of the Plan, except as to matters expressly reserved in this Plan to the Committee of the Board of Directors of the Company (as applicable, the "Committee"). This Plan is not intended to modify or limit the powers, duties or responsibilities of either the Board or the Committee as set forth under the Company's Restated Certificate of Incorporation, as amended. Determinations, decisions and actions of the Company or, if applicable, the Committee, in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon any Participant and any person claiming under or through the Participant. No employee of an Employer, any member of the Board, any delegate of the Board, or any member of the Committee will be liable for any determination, decision, or action made in good faith with respect to the Plan or any Incentive Award made under the Plan.

  B.
  Specific Authority of the Committee. The Committee shall have the sole authority and responsibility to review annually management's recommendations for the Selected Performance Objectives and Selected Performance Factors under the Plan, to select the Selected Performance Objectives and Selected Performance Factors for an Award Year; and to otherwise administer Incentive Awards payable to Officers, including under Covered Awards.

  C.
  Non-Assignability. A Participant's rights and interests in and to payment of any Incentive Award under the Plan may not be assigned, transferred, encumbered or pledged other than by will or the laws of descent and distribution; and are not subject to attachment, garnishment, execution or other creditor's processes.

  D.
  Amendment or Termination; Term. The Plan may at any time be amended, modified, or terminated, as the Board in its discretion determines. Such amendment, modification, or termination of the Plan will not require the consent, ratification, or approval of any party, including any Participant. The Board or the Committee may amend the Selected Performance Objectives and/or the Selected Performance Factors as well as any Incentive Award (including increasing, decreasing or eliminating any or all Incentive Awards for an Award Year) prior to the payment of the Award (or the date payment would have been made but for a Participant's election to defer receipt) to the extent it deems appropriate for any reason, including compliance with applicable securities laws and local laws outside the U.S. Notwithstanding the foregoing, to the extent the Committee has expressly designated an Incentive Award as a Covered Award, the Committee will not have any authority to amend or modify the terms of any Covered Award in any manner which would impair its deductibility under Section 162(m) of the Code.

  E.
  No Contract of Employment. Neither the Plan, nor any Incentive Award, constitutes a contract of employment, and participation in the Plan will not give any employee the right to be retained in the service of the Company or any Subsidiary or continue in any position or at any level of compensation.

  F.
  Controlling Law. Except in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

  G.
  Compliance with Section 162(m) of the Code. To the extent any provision of the Plan or an Incentive Award or any action of the Committee or the Company as it relates to a Covered Award may result in the application of Section 162(m)(1) of the Code to compensation payable to a Covered Employee, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable to the Committee.

  H.
  Unfunded, Unsecured Obligation. A Participant's only interest under the Plan shall be the right to receive either a cash or Stock or a combination of cash and Stock payment for an Incentive Award pursuant to the terms of the Incentive Award and the Plan. No portion of the amount payable to a Participant under this Plan shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a Participant acquires a right to receive a cash or Stock payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company, and no trust in favor of any Participant will be implied.

III. DEFINITIONS

Unless the context requires otherwise, the following terms when used with initial capitalization have the following meanings:

  A.
  Award Year—The fiscal year for which Incentive Awards, if any, are calculated under the Plan.

  B.
  Board—The Board of Directors of the Company.

  C.
  Code—The Internal Revenue Code of 1986, as from time to time amended including any related regulations.

  D.
  Committee—the Compensation Committee of the Board of Directors of the Company, comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code.

  E.
  Company—Nash-Finch Company.

  F.
  Compensation—Compensation means a Participant's annual rate of base salary in effect at the time eligibility for participation for an Award Year is determined (but not later than 90 days following the beginning of such Award Year), or, if participation under the Plan commences during the Award Year, at such later commencement of participation, and without regard to any salary reduction agreement to make pre-tax elective contributions under any qualified Code Section 401(k) Plan or Code Section 125 cafeteria plan (including any HMO premium deductions).

  G.
  Covered Award—An Incentive Award (i) which will be paid to a Covered Employee, (ii) which the Committee expressly designates as performance-based compensation and intends to be fully deductible under Section 162(m) of the Code, and (iii) which will be paid following the shareholder approval required by Section 162(m)(4)(C)(ii) of the Code.

  H.
  Covered Employee—An individual who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

  I.
  Employer—The Company and any Subsidiary which, with the approval of the Chief Executive Officer of the Company, has adopted this Plan.

  J.
  ERISA—The Employee Retirement Income Security Act of 1974, as from time to time amended, including any related regulations.

  K.
  Fair Market Value. The Fair Market Value of a share of Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), as determined by (a) the mean between the reported high and low sale prices of the Stock during the regular trading session if the Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

  L.
  Incentive Award—The dollar value of an award made to a Participant as determined under the Plan.

  M.
  Incentive Opportunity—The amount, stated as a percentage of a Participant's Compensation, determined with respect to an Award Year (or partial Award Year in the case of participation for a partial year), that will be included in a Participant's Incentive Award formula under Paragraph V(A) of the Plan. If a Participant held more than one eligible position during the Award Year, his or her Incentive Opportunity will be separately determined based on each corresponding period of participation. The Incentive Opportunity for Participants who are Officers and the

    Incentive Opportunity upon which any Covered Award is based will be determined solely by the Committee.

  N.
  Individual Performance Goal—The performance criteria or objectives established for a Participant for an Award Year for purposes of assisting the Company or the Committee in determining whether and to what extent an Incentive Award has been earned by such Participant for such Award Year.

  O.
  Individual Performance Modifier—The numerical modifier (expressed as a percentage) determined for a Participant with respect to an Award Year, as follows:

  1.
  In the case of a Participant who is a Key and Senior Management Employee other than an Officer, the Individual Performance Modifier shall be determined by the Company and may be based, in whole or in part, upon an evaluation of the extent to which such Participant achieved his or her Individual Performance Goals established for that Award Year.

  2.
  In the case of a Participant who is an Officer other than an Officer who is to receive a Covered Award, the Individual Performance Modifier shall be determined by the Committee and may be based, in whole or in part, upon an evaluation of the extent to which such Participant achieved his or her Individual Performance Goals established for that Award Year.

  3.
  In the case of a Participant who is to receive a Covered Award, the Individual Performance Modifier shall in all cases be 125%, subject to the Committee's discretionary authority under Paragraph VIII(C) to reduce the amount of a Covered Award.

    A Participant's evaluation under Paragraphs III(O)(l) and III(O)(2) above is wholly discretionary and subjective on the part of the Company.

  P.
  Key and Senior Management Employee—Each Covered Employee, each Officer and each Management Employee who is designated by the Company as a Key and Senior Management Employee with respect to the Plan for an Award Year. Designation as a Key and Senior Management Employee will apply only for the Award Year for which the designation is made.

  Q.
  Management Employee—An individual (i) who is classified by the Employer (without regard to any retroactive judicial or administrative reclassification of such individual) as a management employee (on other than a temporary reclassification basis), (ii) whose employment is for an indefinite period, and (iii) who is employed in an Employer established job classification not covered by a collective bargaining agreement.

  R.
  Officer—Each officer of the Company and each senior officer of the Company's Subsidiaries designated by the Board.

  S.
  Participant—Each employee of an Employer who is designated as a Participant for an Award Year by the Company or the Committee, as the case may be.

  T.
  Performance Objectives—One or more objectively determinable measures established at the beginning of an Award Year, related to: specified levels of, or relating to, customer satisfaction as measured by a Company sponsored customer survey; employee engagement or employee relations as measured by a Company sponsored employee survey; employee safety; employee diversity; financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements; retail store performance as determined by independent assessment; and operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures. Performance Objectives may be described in terms of Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. Performance Objectives shall be stated in terms of Threshold, Target and Maximum levels. For other than Covered Awards, the Company may add other Performance Objectives not specifically listed above.

  U.
  Plan—The Nash-Finch Company Performance Incentive Plan, as evidenced by this written instrument as may be amended from time to time.

  V.
  Selected Performance Factors—The numerical factors (expressed as a percentage) established by the Company relating to the Plan's Selected Performance Objectives for the Award Year and which correspond to the actual achievement of the Threshold, Target and Maximum Selected Performance Objectives for such Award Year. The Selected Performance Factors as they relate to Officers and to Covered Awards shall be established by the Committee. If the actual achievement of the Selected Performance Objective for an Award Year, as determined by the Company (or by the Committee in the case of a Covered Award or an Incentive Award to any other Officer) shortly after the Award Year, is between the Threshold and Target or Target and Maximum Objectives, the Selected Performance Factor will be the amount determined by linear interpolation between the two corresponding Threshold, Target or Maximum Selected Performance Factors.

  W.
  Selected Performance Objectives—One or more Performance Objectives selected for an Award Year. Subject to the provisions of Article VIII with respect to a Covered Award, the Committee shall establish at the beginning of an Award Year the Selected Performance Objectives, including the Threshold, Target and Maximum levels for Officers and with respect to any Covered Award.

  X.
  Stock—Shares of common stock of the Company, par value $1.66 2/3 per share.

  Y.
  Subsidiary—Any entity, corporate or otherwise, in which the Company, directly or indirectly, owns or controls a greater than 50% interest.

IV. PARTICIPATION

A.
Participants. Participants will be determined annually by the Company or the Committee from among the Key and Senior Management Employees who, in the judgment of the Company or the Committee, as the case may be, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its stockholders. Designation as a Participant will apply only for the Award Year for which the designation is made and may include a partial year.

B.
Termination of Employment. In order to be entitled to receive an Incentive Award for an Award Year, a Participant must be actively employed or on an approved leave of absence as of the last day of the Award Year; however, the Company (or the Committee, if applicable) may in its sole discretion pay an Incentive Award to a Participant who has terminated employment.

V. COMPUTATION OF INCENTIVE AWARDS

A.
Formula. Subject to Paragraph B, a Participant's Incentive Award for an Award Year will be an amount equal to the product of the following:

(a)
The Participant's Incentive Opportunity;

(b)
The Participant's Compensation;

(c)
The sum of the Selected Performance Factors for the Award Year; and

(d)
The Participant's Individual Performance Modifier.

B.
Covered Awards. A Covered Award shall be the greater of the Incentive Award determined under Paragraph A or an Award determined solely on the basis of one or more financial Performance Objectives as established by the Committee prior to the Award Year (or at such later date as may be permissible under Code Section 162(m)), subject to the Committee's discretionary authority under Paragraph VIII(C) to reduce the amount of a Covered Award.

C.
Classification Changes. Appropriate adjustments and computations, including computations for a partial Award Year, may be made to reflect changes in a Participant's job classification, Individual Performance Modifier, or Selected Performance Factors during an Award Year. Subject to the provisions of Article VIII with respect to Covered Awards, the Committee shall determine all such adjustments and computations relating to Incentive Awards for Officers.

VI. PAYMENT OF INCENTIVE AWARDS

A.
Cash Payment. Subject to a Participant's right to elect payment in shares of Stock pursuant to Paragraph B below, payment of Incentive Awards will be made in cash as soon as practicable following the end of the Award Year, without interest.

B.
Election to Receive Payment in Stock; Matching Restricted Stock Award. A Participant may, by written notice given to the Committee prior to the payment of an Incentive Award, elect to receive payment of all or any portion of the Incentive Award in the form of a number of shares of Stock having an equal value, as determined by the Fair Market Value of the shares of Stock on the date the Committee approves payment of Incentive Awards. To the extent that a Participant elects to receive payment in the form of shares of Stock, the Participant will be granted additional, restricted shares of Stock, equal to 15% of the number of shares elected to be received in lieu of cash payment of the Incentive Award. All such shares of Stock will be granted under the Company's 2000 Stock Incentive Plan, as amended. The restricted shares will vest in full on the date two years following the date the Committee approves the payment of the Incentive Award, provided that the Participant has retained beneficial ownership of the unrestricted shares, and will otherwise be subject to the terms and conditions of the 2000 Stock Incentive Plan.

VII. WITHHOLDING TAXES

  Notwithstanding any of the foregoing provisions hereof, an Employer shall withhold from any payment to be made hereunder such amounts as it reasonably determines it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the appropriate authorities. If cash payments under this Plan are not available to meet the withholding requirement, the Participant shall make available sufficient funds to meet the requirements of such withholding, and the Employer shall be entitled and authorized to take such steps as it may deem advisable, including but not limited to, withholding out of any funds or property due or to become due to the Participant, in order to have such funds made available to the Employer.

VIII. SPECIAL RULES FOR COVERED AWARDS

  Notwithstanding any other provision of this Plan to the contrary, the following provisions shall control with respect to any Covered Award:

A.
Preestablished Incentive Opportunity and Performance Objectives. The Selected Performance Factors, Selected Performance Objectives and Incentive Opportunity upon which a Covered Award is based or subject shall be established by the Committee in writing not later than 90 days after the commencement of the Award Year (or period of service as the case may be), provided that the outcome is substantially uncertain at the time the Committee actually establishes such factors and the objectives upon which they are based (or at such earlier time as may be required or such later time as may be permissible under Section 162(m) of the Code). The Committee shall not make Covered Awards based on Selected Performance Objectives not specifically provided under this Plan if it determines that use of such Performance Objectives would cause a Covered Award to not be deductible under Code Section 162(m).

B.
Certification of Performance Objectives. Prior to the payment of a Covered Award, the Committee shall determine and certify in writing whether and to what extent the Selected Performance Objectives referred to in Paragraph A have been satisfied.

C.
Discretionary Reduction of Covered Award. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce a Covered Award otherwise determined pursuant to the Plan.

D.
Limited Adjustments of Selected Performance Objectives. In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Selected Performance Objective included in a Covered Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code) may, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Selected Performance Objectives based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Selected Performance Objectives) will be substantially the same (as determined by the Committee or such committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding Covered Award pursuant to this Paragraph D must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Paragraph D which would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162(m) of the Code.

E.
Changes Affecting Timing. No change shall be made to accelerate the payment of a Covered Award unless the amount of the Covered Award is discounted to reasonably reflect the time value of money. Further, no change shall be made to defer the payment of a Covered Award unless an increase in the amount paid with respect to such award is based on a reasonable rate of interest or on the actual returns on one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein).

F.
Maximum Amount. The maximum amount of any Covered Award including the 15% restricted Stock match under Paragraph VI(B) payable to any Covered Employee with respect to an Award Year, determined as of the time the Covered Award is paid, shall not exceed $3,000,000.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE
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•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the Voice provides you.
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•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Nash Finch Company, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

 If you vote by Phone or Internet, please do not mail your Proxy Card
\/    Please detach here    \/

The Board of Directors Recommends a Vote FOR each nominee named in Item 1 and FOR Items 2 through 5.

1.	Election of directors:	01 Carole F. Bitter 02 John H. Grunewald	03 William R. Voss	☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees
(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to amend Nash Finch's Restated Certificate of Incorporation to increase the number of shares of common stock, par value $1.66 2/3 per share, that Nash Finch is authorized to issue from 25,000,000 shares to 50,000,000 shares:	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Proposal to amend the terms of the Nash Finch 2000 Stock Incentive Plan, including an amendment to increase the number of shares reserved for issuance under the plan by 500,000 shares:	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	Proposal to amend the Nash Finch 1995 Director Stock Option Plan, including an amendment to increase the number of shares reserved for issuance under the plan by 50,000 shares:	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Proposal to approve the Nash Finch Performance Incentive Plan:	☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Address Change? Mark box ☐ Indicate changes below.		Date

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR ITEMS 2 THROUGH 5, AND FOR ALL NOMINEES NAMED IN ITEM 1.
Signature(s) in Box

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, fiduciary, trustee or guardian, or as a custodian for a minor, please give full title as such. If a corporation, please sign the corporation name in full by a duly authorized officer of the signer. If a partnership, please sign in partnership name by authorized person.

NASH FINCH COMPANY

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 14, 2002

NASH FINCH COMPANY	proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2002

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" all nominees named in Item 1 and "FOR" Items 2 through 5.

By signing this proxy, you revoke all prior proxies and appoint John H. Grunewald, Ron Marshall and Robert F. Nash, and each of them, with full power of substitution and revocation, to vote all shares of the Common Stock of Nash Finch Company held of record by you on March 25, 2002, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on May 14, 2002, at 10:00 a.m., at the Hotel Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota, and any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

QuickLinks

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2002
INTRODUCTION
PURPOSES OF ANNUAL MEETING
OUTSTANDING SHARES; VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER BENEFITS
Option Grants During Fiscal 2001
CERTAIN TRANSACTIONS
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION
Article IV.
PROPOSAL TO AMEND THE 2000 STOCK INCENTIVE PLAN
PROPOSAL TO AMEND THE NASH FINCH 1995 DIRECTOR STOCK OPTION PLAN
New Plan Benefits
PROPOSAL TO APPROVE THE NASH FINCH PERFORMANCE INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
2003 STOCKHOLDER PROPOSALS
HOUSEHOLDING INFORMATION
MISCELLANEOUS
NASH-FINCH COMPANY 2000 STOCK INCENTIVE PLAN (as amended effective February 19, 2002)
NASH FINCH COMPANY 1995 DIRECTOR STOCK OPTION PLAN
NASH-FINCH COMPANY PERFORMANCE INCENTIVE PLAN